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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Arch Coal, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(4)	Date Filed:

JOHN W. EAVES President and Chief Executive Officer

March [    ], 2015

Dear fellow stockholder:

        You are cordially invited to attend our annual meeting of stockholders on Thursday, April 23, 2015. We will hold the meeting at 10:00 a.m., Central time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

        In connection with the annual meeting, we have enclosed a notice of the meeting, a proxy statement and a proxy card. We have also enclosed a copy of our annual report for 2014 which contains detailed information about us and our operating and financial performance.

        If you wish to attend the meeting in person, you will need to obtain an admission ticket in advance. You can request a ticket by following the instructions set forth on page 1 of the proxy statement under the heading "How Do I Gain Admission to the Annual Meeting." I hope that you will be able to attend the meeting, but I know that not every stockholder will be able to do so. Whether or not you plan to attend, I encourage you to vote your shares. You may vote by telephone or via the Internet, or complete, sign and return the enclosed proxy card. The prompt execution of your proxy will be greatly appreciated.

        Thank you for your continued support of Arch Coal. We look forward to seeing you at the annual meeting.

Sincerely,

JOHN W. EAVES President and Chief Executive Officer

ARCH COAL, INC.
1 CityPlace Drive, Suite 300                    St. Louis, Missouri 63141                    t: (314) 994-2700

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

March [    ], 2015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 23, 2015

         The annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation (the "Company"), will be held in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141 on Thursday, April 23, 2015 at 10:00 a.m., Central time, to:

    (1)
    Elect the five nominees for director named in the attached proxy statement;

    (2)
    Vote on an advisory resolution to approve the Company's named executive officer compensation;

    (3)
    Ratify the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2015;

    (4)
    Authorize the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of common stock of the Company, at a reverse stock split ratio of either 1-for-5 or 1-for-10, as determined by the Board of Directors, and approve a corresponding amendment to the Company's Restated Certificate of Incorporation in the form attached to this Proxy Statement as Appendix A (to be filed if the Board determines a reverse stock split ratio of 1-for-5) or Appendix B (to be filed if the Board determines a reverse stock split ratio of 1-for-10) to effect the reverse stock split, subject to the Board of Directors' authority to abandon such amendment;

    (5)
    Vote on one stockholder proposal, if properly presented at the Annual Meeting; and

    (6)
    Consider any other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

         The close of business on February 27, 2015 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. If you own shares of common stock as of February 27, 2015, you may vote those shares via the Internet, by telephone or by attending the Annual Meeting and voting in person. If you received your proxy materials by mail, you may also vote your shares by completing and mailing your proxy/voting instruction card. If you wish to attend the Annual Meeting, you must request an admission ticket in advance by following the instructions on page 1 of the proxy statement under the heading "How Do I Gain Admission to the Annual Meeting."

         Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote by telephone or the Internet. If you received a proxy card by mail, you may complete, date and sign the proxy card and return it in the enclosed envelope.

By Order of the Board of Directors

ROBERT G. JONES Senior Vice President-Law, General Counsel and Secretary

PROXY STATEMENT

Page
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 3)	27
Fees Paid to Auditors	27
Recommendation of the Board	28
PROPOSAL TO GRANT TO THE BOARD DISCRETIONARY AUTHORITY TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING AND TREASURY COMMON STOCK AT AN EXCHANGE RATIO OF ONE FOR FIVE OR ONE FOR TEN, AS DETERMINDED BY THE BOARD (PROPOSAL NO. 4)	29
Recommendation of the Board	36
STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS PROVISION (PROPOSAL NO. 5)	37
OTHER MATTERS	40
EXECUTIVE COMPENSATION	40
Compensation Discussion and Analysis	40
Summary Compensation Table	60
Grants of Plan-Based Awards for the Year Ended December 31, 2014	63
Outstanding Equity Awards at December 31, 2014	64
Option Exercises and Stock Vested for the Year Ended December 31, 2014	66
Pension Benefits	66
Non-Qualified Deferred Compensation	68
Potential Payments Upon Termination of Employment or Change-in-Control	69
DIRECTOR COMPENSATION	76
PERSONNEL AND COMPENSATION COMMITTEE REPORT	80
AUDIT COMMITTEE REPORT	81
EQUITY COMPENSATION PLAN INFORMATION	82
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	83
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	84
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	85
STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING	86
INTERNET AVAILABILITY OF PROXY MATERIALS	87
PROXY SOLICITATION	87
APPENDIX A	A-1
APPENDIX B	B-1

 PROXY SUMMARY

        This summary highlights information contained in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders	• Time and date: 10:00 a.m., Central time, April 23, 2015.
• Place: Lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.
• Record Date: February 27, 2015.
• Voting: Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.
Voting Items (With Board Recommendations in Parentheses)	• Election of five directors. (FOR EACH NOMINEE)
• Advisory resolution to approve named executive compensation. (FOR)
• Ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2015. (FOR)

•

Authorize the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of common stock of Arch Coal, Inc. at a reverse stock split ratio of either 1-for-5 or 1-for-10, as determined by the Board of Directors and approve a corresponding amendment to the Company's Restated Certificate of Incorporation, subject to the Board of Director's authority to abandon such amendment. (FOR)

• Consider one stockholder proposal. (AGAINST)
Board Nominees	• Governor David D. Freudenthal. Senior Counsel, Crowell & Moring, LLC, and former Governor, State of Wyoming. Director since 2011.
• Patricia F. Godley. Senior Counsel, Van Ness Feldman. Director since 2004.
• Wesley M. Taylor. Former President, TXU Generation. Director since 2005.
• Peter I. Wold. President, Wold Oil Properties, Inc., and Director, Oppenheimer Funds, Inc. New York Board. Director since 2010.
• James A. Sabala. Senior Vice President and Chief Financial Officer of Hecla Mining Company. Director since 2015.

i

Other Directors	Term expiring in 2016
• Paul T. Hanrahan. Chief Executive Officer, American Capital Infrastructure Management, LLC, and former President and Chief Executive Officer, The AES Corporation. Director since 2012.
• Paul A. Lang. Executive Vice President and Chief Operating Officer, Arch Coal, Inc. since April 2012. Director since February 2014.
• Theodore D. Sands. President, HAAS Capital, LLC, and former Managing Director, Investment Banking for Global Metals/Mining Group, Merrill Lynch & Co. Director since 1999.
Term expiring in 2017
• John W. Eaves. President and Chief Executive Officer, Arch Coal, Inc. Director since 2006.
• Douglas H. Hunt. Director of Acquisitions, Petro-Hunt, LLC. Director since 1995.
• J. Thomas Jones. Former Chief Executive Officer, West Virginia United Health System. Director since 2010.
• George C. Morris III. President, Morris Energy Advisors, Inc., and former Managing Director, Merrill Lynch & Co. Director since 2012.
Annual Meeting Admission Policy

•

If you wish to attend the Annual Meeting, you must request an admission ticket in advance by following the instructions set forth on page 1 under the heading "How Do I Gain Admission to the Annual Meeting."

Key Elements of Our Compensation Program	• Pay for Performance — A significant portion of compensation for each of the NEOs is tied to key performance-based metrics.
• Mix of Short-Term and Long-Term Incentives — Our incentive program has an appropriate mix of annual and long-term incentives.
• No Stock Options — Beginning in 2014, the Company stopped awarding stock options as a component of our long-term incentive program.

•

Performance Shares Tied to Operational Measures — The Company has replaced stock options with performance shares in an effort to create a more performance-oriented compensation program. Performance targets for these awards are tied to operational cash flow, with total payouts modified based on total stockholder return relative to our peer companies.

•

Award Caps — There are maximum limits on our annual and long-term performance based awards. For the 2015 annual incentive compensation program year, the Company has reduced the maximum payout level for safety and environmental compliance measures from 225% to 200%.

•

Share Ownership Requirements — We have stock ownership requirements in place for our senior officers and directors. In 2014, we revised our stock ownership requirements for both directors and senior officers, and added a provision that requires them to hold a minimum of 67% of the net shares resulting from any future vesting of restricted stock, restricted stock units or performance shares if they have not met these requirements.

•

Clawback Policy — In February 2015, the Company adopted a clawback policy that applies to all senior officers of the Company for performance-based compensation granted on or after the effective date of the policy.

•

Anti-Hedging and Anti-Pledging Policy — We have a policy prohibiting directors and senior officers from engaging in any action designed to hedge or offset any change in the value of the Company's stock and from pledging any Company security.

• Tally Sheets — Tally sheets and wealth accumulation analyses for each executive officer are reviewed prior to making compensation decisions.
Stockholder Input in our Executive Compensation Program	The Company actively engages in discussions with various stakeholders on our compensation program. Based on some of those discussions we have made the following changes to our compensation program:
• In 2014, the Company stopped awarding stock options as a component of the long-term incentive program.
• In 2014, the Company added performance shares tied to operating cash flow and total stockholder return to the long-term incentive program.
• Beginning with the 2015 annual incentive compensation program year, the maximum payout levels for both safety and environmental compliance measures have been reduced from 225% to 200%.
• In February 2015, the Company adopted a clawback policy.
• In 2014, the Company revised the stock ownership guidelines for directors and executive officers and added retention requirements if the guidelines are not met.

Corporate Governance Highlights	Board Composition —
• There are 12 directors, 10 of which are independent.
• The average age of the directors is 63, and the average length of tenure is 7.25 years.
• The board of directors annually assesses its performance through board and committee self-evaluations.
• The Nominating and Corporate Governance Committee leads the full board in considering board competencies and refreshment in light of company strategy.
Risk Oversight —
• The board of directors is responsible for risk oversight, and has designated committees to have particular oversight of key risks.
• The board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.
Open Communication —
• We encourage open communication and strong working relationships among the chairman and other directors.
• Our directors have access to management and employees.
• We actively reach out to our stockholders through our engagement programs; and our stockholders are encouraged to reach out to the board and management.
Environmental and Safety Responsibility —
• The board of directors, led by the Energy and Environmental Policy Committee, monitors our programs and initiatives on sustainability and environmental matters.
• Management actively engages with stakeholders on sustainability, environmental and safety matters.
• A significant portion of our executives' at-risk compensation is tied to environmental and safety matters.

2014 Company Highlights (Please See the Company's 2014 Annual Report)	Optimizing Cost Structure —
• The Company completed the successful ramp-up of its low-cost Leer Mine, and idled other higher-cost operations.
• 2014 SG&A was $114 million, approximately 14% lower than 2013.
• The Company ended 2014 with $1.2 billion of liquidity, of which approximately $1 billion was cash and cash equivalents.
• 2014 capital expenditures were $147 million; approximately $150 million lower than 2013.
• The Company divested select, non-strategic assets in Appalachia for total cash consideration of $46.7 million.
Safety and Environmental Performance —
• The Company's 2014 overall safety and environmental performance was its best performance since 2010.
• SMCRA violations decreased nearly 30% year-over-year.
• Out of 330,000 water sampling and analysis tests the Company had a 99.99% compliance rate.

•

2014 was the fourth consecutive year that a Company operation was honored with a prestigious Sentinels of Safety award. The Company's West Elk mine worked 585,614 employee hours without a lost-time incident.

v

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and Where Is the 2015 Annual Meeting of Stockholders Being Held?

        The 2015 annual meeting of stockholders (the "Annual Meeting") of Arch Coal, Inc., a Delaware corporation ("Arch" or the "Company"), will be held on Thursday, April 23, 2015. The Annual Meeting will be held at 10:00 a.m., Central time, in the lower level auditorium at our headquarters located at CityPlace One, One CityPlace Drive, St. Louis, Missouri 63141.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

        In accordance with the rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and the Arch 2014 Annual Report, by providing access to them via the Internet. We believe this allows us to provide our stockholders with the information they need, while lowering the costs.

        Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the "Notice") was mailed that will tell you how to access and review all of the proxy materials on the Internet. The Notice also tells you how to submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting them in the Notice. We began providing access to this proxy statement and a form of proxy card on March [    ], 2015.

Who May Vote at the Annual Meeting?

        Stockholders of the Company at the close of business on February 27, 2015, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the record date, Arch had [    ] shares of common stock outstanding.

How Do I Gain Admission to the Annual Meeting?

        If you wish to attend the Annual Meeting, you must be a stockholder on the record date and request an admission ticket in advance. Each stockholder planning to attend the Annual Meeting will be asked to present an admission ticket and a valid photo identification, such as a driver's license or passport. You may request an admission ticket by visiting www.proxyvote.com and following the instructions provided or by calling 1-866-232-3037. You will need the Control Number included on your proxy card, voter instruction form, or notice. Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

        Requests for admission tickets will be processed in the order in which they are received. Please note that seating is limited and will be on a first-come, first-served basis.

        No cameras, camcorders, videotaping equipment, other recording devices, bags or large packages will be permitted in the Annual Meeting. Photographs and/or video may be taken by Arch employees or independent contractors at the Annual Meeting, and those photographs and video images may be used by Arch. By attending the Annual Meeting, you will be agreeing to Arch's use of those images and waive any claim or rights with respect to those images and their use.

What Items Will Be Voted On at the Annual Meeting?

        Stockholders will vote on the following items at the Annual Meeting:

  •
  The election of five director nominees to the board of directors (the "Board") of the Company (Proposal 1);

  •
  An advisory resolution to approve the Company's named executive officer compensation (Proposal 2);

  •
  The ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2015 (Proposal 3);

  •
  The authorization of the Board to effect, in their discretion, a reverse stock split of the outstanding and treasury shares of common stock of the Company at a reverse stock split ratio of 1-for-5 or 1-for-10, as determined by the Board, as well as a corresponding amendment to the Company's Certificate of Incorporation, subject to the Board's authority to abandon such amendment (Proposal 4); and

  •
  One stockholder proposal, if properly presented at the Annual Meeting (Proposal 5).

What Are the Board's Voting Recommendations?

        The Board recommends you vote your shares:

  •
  "FOR" each of the director nominees to the Board (Proposal 1);

  •
  "FOR" the advisory resolution to approve the Company's named executive officer compensation (Proposal 2);

  •
  "FOR" the ratification of the appointment of Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2015 (Proposal 3);

  •
  "FOR" the authorization of the Board to effect, in their discretion, a reverse stock split of the outstanding and treasury shares of common stock of the Company at a reverse stock split ratio of 1-for-5 or 1-for-10, as determined by the Board, as well as a corresponding amendment to the Company's Certificate of Incorporation, subject to the Board's authority to abandon such amendment (Proposal 4);

        and

  •
  "AGAINST" the one stockholder proposal (Proposal 5).

How Do I Vote?

        If you are a registered stockholder, you may vote your shares in advance using any of the following voting alternatives:

             By Internet —  You can vote over the Internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you receive).

             By Telephone —  You can vote by telephone by calling the toll-free number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you receive).

             By Mail —  If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card.

        Alternatively, you may vote your shares in person at the meeting.

        When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preference, the appointed proxies (John W. Eaves and Robert G. Jones) will vote your shares FOR each of the director nominees to the Board under Proposal No. 1, FOR Proposal Nos. 2 - 4 and AGAINST Proposal No. 5. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet, except with respect to shares held through the Arch Coal, Inc. Employee Thrift Plan as described below, is 11:59 p.m., Eastern time, on the day before the Annual Meeting.

        If you are a beneficial owner of shares held in street name, follow the instructions provided by your nominee to vote your shares. In most instances, you will be able to vote by the same methods as indicated above. You must have a legal proxy from the stockholder of record in order to vote the shares in person at the Annual Meeting.

        If your shares are held through the Arch Coal, Inc. Employee Thrift Plan (the "Plan"), you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the Annual Meeting. If you provide voting instructions by Internet, telephone or written proxy card, Mercer Trust Company, the Plan's Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions no later than April 20, 2015 at 11:59 p.m., Eastern time, in order for your shares to be voted by the Trustee at the Annual Meeting.

May I Change My Vote?

        You may revoke your proxy and change your vote at any time before the voting deadline for the Annual Meeting. After your initial vote, you may vote again on a later date any time prior to the Annual Meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person.

However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

How Many Votes Do I Have?

        You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

  •
  Shares registered directly in your name with our transfer agent, for which you are considered the "stockholder of record;"

  •
  Shares held for you as the beneficial owner through a broker, bank, or other nominee in "street name;" and

  •
  Shares credited to your account in the Arch Coal, Inc. Employee Thrift Plan.

Is My Vote Confidential?

        Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us and when a stockholder's written comments appear on a proxy or other voting material.

What Are Broker Non-Votes and How Are They Counted?

        A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on "routine" proposals. On "non-routine" proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called "broker non-votes." Proposal No. 3, the ratification of Ernst & Young, LLP as the Company's independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not counted for purposes of determining the number of shares present and entitled to vote on non-routine matters.

What Is the Voting Requirement To Approve Each of the Proposals?

        For Proposal No. 1, the five nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until their terms expire and until their successors are duly elected and qualified. Abstentions are not counted for the purpose of the election of directors, and neither abstentions nor broker non-votes will have any effect on the voting results.

        Approval of Proposal No. 2, No. 3 and No. 5 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting. The vote on Proposal No. 2, the approval of the Company's named executive officer compensation, is a non-binding advisory vote only.

        Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares authorized to vote at the Annual Meeting.

        Abstentions and broker non-votes are not treated as votes cast. Accordingly, neither abstentions nor broker non-votes will affect the outcome of the voting on Proposal Nos. 2, 3 and 5. Since Proposal No. 4 requires the affirmative vote of a majority of the shares authorized to vote, abstentions and broker non-votes will act as votes against this proposal.

        If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted in favor of each of the five nominees recommended by the Board in Proposal No. 1, for each of Proposal Nos. 2 - 4 and against Proposal No. 5. Unless a stockholder checks the box on the proxy card or provides instructions to withhold discretionary voting authority, the appointed proxies may use their discretion to vote on any other matters properly brought before the meeting. As of the date of this proxy statement, we know of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement.

What "Quorum" Is Required for the Annual Meeting?

        In order to have a valid stockholder vote, a quorum must exist at the Annual Meeting. For the Company, a quorum exists when stockholders holding a majority of the outstanding shares of common stock are present or represented at a meeting. For these purposes, shares that are present or represented by proxy at the Annual Meeting will be counted toward a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What Is Householding?

        As permitted by the SEC, we may deliver only one copy of this proxy statement to stockholders residing at the same address, unless the stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

        The Company will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Secretary, Arch Coal, Inc. One CityPlace Drive., Suite 300, St. Louis, Missouri, 63141, or by telephone at (314) 994-2700.

Where Can I Find the Voting Results?

        We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file within four business days after the Annual Meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at archcoal.com, by calling the Securities and Exchange Commission (SEC) at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at sec.gov. Information on our website does not constitute part of this proxy statement.

DIRECTORS AND CORPORATE GOVERNANCE PRACTICES

Overview

        Arch is dedicated to being a global leader in the coal industry and to creating long-term value for our stockholders. It is our policy to conduct our business with integrity and an unrelenting passion for providing the best value to our customers. All of our corporate governance materials, including the Corporate Governance Guidelines, our Code of Business Conduct and our board committee charters, are published under "Corporate Governance" in the Investors section of our website at archcoal.com. Information on our website does not constitute part of this proxy statement. The Board regularly reviews these materials, Delaware law, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities and undertakes annual board and committee self-assessments, and modifies the materials as warranted.

        Our certificate of incorporation and bylaws provide for a Board that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year's annual meeting. The size of the Board can be changed by a two-thirds vote of its members. There are currently 12 members of the Board:

John W. Eaves	Paul A. Lang
David D. Freudenthal	Patricia Fry Godley
George C. Morris	Paul T. Hanrahan
Theodore D. Sands	Douglas H. Hunt
Wesley M. Taylor	J. Thomas Jones
Peter I. Wold	James A. Sabala

        The Board met five times during 2014. In 2014, each director attended at least 75% of the aggregate of all of the meetings of the Board and committees on which he or she served, and each individual that was a director at the time of the Company's 2014 annual stockholders meeting attended the Company's 2014 annual stockholders meeting. Under the Company's Corporate Governance Guidelines, each director is expected to spend the time needed and meet as frequently as necessary to properly perform his or her duties and responsibilities, including attending annual and special meetings of the stockholders, the Board and committees of which he or she is a member.

Corporate Governance Guidelines and Code of Business Conduct

  Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which set forth a framework within which the Board, assisted by its committees, directs the affairs of the Company. These Guidelines address, among other items, the composition and functions of the Board, director independence, stock ownership by and compensation of directors, and director qualification standards.

   Code of Conduct

        The Company has adopted the Code of Business Conduct, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as all directors of the Company.

        The Corporate Governance Guidelines and the Code of Business Conduct are available on the Company's website under the "Corporate Governance" heading in the "Investors" section at archcoal.com and in print to any stockholder who requests them from the Company's Secretary. We intend to post amendments to or waivers from (to the extent applicable to one of our directors or executive officers) the Code of Business Conduct at the same location on our website. Information on our website does not constitute part of this proxy statement.

Director Independence

        It is the Board's objective to have a substantial number of directors who are independent. The Corporate Governance Guidelines incorporate the criteria established by the New York Stock Exchange to assist the Board in determining whether a director is independent. The Board has determined, in its judgment, that all but two members, John W. Eaves and Paul A. Lang, meet the New York Stock Exchange standards for independence. The independent members of the Board meet regularly without any members of management present. These sessions are normally held following or in conjunction with regular Board meetings.

        All members of our Audit, Nominating and Corporate Governance and Personnel and Compensation Committees must be independent directors in accordance with our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors' compensation.

Leadership Structure

        Mr. Wesley M. Taylor has served as the chairman of our Board since being appointed as chairman in April 2014. The Board has no fixed policy with respect to the separation of the offices of chairman and chief executive officer. Instead, the Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interest of the Company and our stockholders at any given time. The Company's current structure is that Mr. Taylor serves as chairman of the Board, and Mr. Eaves serves as chief executive officer of the Company.

        In addition, the Corporate Governance Guidelines provide that, if the chairman of the Board is the chief executive officer, or is not an independent director, the independent directors of the Board shall elect a lead director to lead executive session meetings of the independent members of the Board.

        The entire Board is responsible for oversight of the Company's risk management processes. Our risk management department provides periodic reports to the Board's Audit Committee and provides reports to our Board at least once per year. In addition, the Board and its standing committees periodically request supplemental information or reports as they deem appropriate.

Director Qualifications, Diversity and Biographies

        The Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee and Board will nominate candidates for our board of directors who possess the following principal qualities: strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, the selection criteria for nomination include recognized achievement, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director.

        As described in more detail below, our Board believes that each of our directors meets such criteria and has attributes and experience that make him or her well qualified to serve. While we do not have a formal diversity policy, in order to find the most valuable talent available to meet these criteria, our Board generally considers candidates diverse in geographic origin, gender, ethnic background, and professional experience (private, public, and non-profit), pursuant to our Corporate Governance Guidelines. Our goal is to include members with the skills and characteristics that, taken together, will assure a strong Board.

        Our directors have diverse backgrounds and provide experience and expertise in a number of critical areas. The Nominating and Corporate Governance Committee considers the particular experience, attributes, reputation and qualifications of directors standing for re-election and potential nominees for election, as well as the needs of our Board as a whole and its individual committees. In nominating candidates for election by our stockholders, both the Nominating and Corporate Governance Committee and the Board act pursuant to these guidelines. Both the Nominating and Corporate Governance Committee and the Board assess the effectiveness of corporate governance policies, including with respect to diversity, through completion of an annual evaluation process.

        The Nominating and Corporate Governance Committee has identified nine areas of expertise that are particularly relevant to service on the Board and has identified the directors whose key areas of expertise qualify them for each of the listed categories. The categories identified by the Nominating and Corporate Governance Committee are:

          CEO/Senior Management — Experience working as a chief executive officer or senior officer of a major public or private company or non-profit entity.

          Energy — Extensive knowledge and experience in the energy industry, either as a senior executive of an energy company, as a senior executive of a customer of an energy company or through legal or regulatory experience on energy matters.

          Environmental and Safety — A thorough understanding of safety and environmental issues and energy industry regulations.

          Finance and Accounting — Senior executive-level experience in financial accounting and reporting, auditing, corporate finance and/or internal controls.

          Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).

          Government Relations — Experience in or a strong understanding of the workings of government and public policy on a local, state and national level.

          Human Resources and Compensation — Senior executive-level experience or membership on a board compensation committee with an extensive understanding of compensation programs, particularly compensation programs for executive-level employees and incentive based compensation programs.

          Marketing — Senior executive-level experience in marketing combined with a strong working knowledge of our domestic and international markets, customers and strategy.

          Strategic Planning — Senior executive-level experience in strategic planning for a major public, private or non-profit entity.

        The following is a list of our directors, their ages as of February 27, 2015, their occupation during the last five years and certain other biographical information, including the areas of expertise where each director or nominee is most skilled:

CLASS III DIRECTORS WHO ARE UP FOR ELECTION AT THE ANNUAL MEETING

Director	Areas of Expertise	Occupation and Other Information
Governor David D. Freudenthal Age 64 Director since 2011	CEO/Senior Management Energy Governance/Board Government Relations Strategic Planning	Since June 2011, Governor Freudenthal has been Senior Counsel with the law firm of Crowell & Moring, LLC. Governor Freudenthal served as the Governor of Wyoming from 2003 until January 2011. Prior to his service as Governor, he served as U.S. Attorney for the District of Wyoming.

Governor Freudenthal contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as Governor for the State of Wyoming. This experience has provided Governor Freudenthal with a significant understanding of the regulatory and governmental issues facing the Company in our daily operations.

Director	Areas of Expertise	Occupation and Other Information
Patricia F. Godley Age 66 Director since 2004	Energy Environmental and Safety Governance/Board Government Relations Human Resources and Compensation Strategic Planning	From 1998 until July 2012, Ms. Godley served as a partner with the law firm of Van Ness Feldman, practicing in the areas of economic and environmental regulation of electric utilities and natural gas companies. Ms. Godley retired as a partner effective July 2012, and now serves as Senior Counsel and Consultant to the firm. In June 2013, Ms. Godley joined the Board of Directors of Graymont Ltd., a privately-owned lime producing and processing company headquartered in Richmond, British Columbia, Canada, and serves on the board's Audit Committee and Environment, Safety and Health Committee. Ms. Godley is also a director of the United States Energy Association, which is the U.S. arm of the World Energy Council.

Ms. Godley contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her work as an attorney in the areas of economic and environmental regulations. This experience has provided Ms. Godley with an in-depth knowledge of the ever changing regulatory environment that the Company faces, and dealing with governmental agencies in this regulatory environment. From her work in this area, she also has an extensive background in the energy industry and the environmental issues facing the Company.

Director	Areas of Expertise	Occupation and Other Information
Wesley M. Taylor Age 72 Director since 2005	CEO/Senior Management Energy Environmental and Safety Finance & Accounting Governance/Board Government Relations Human Resources and Compensation Marketing Strategic Planning	Mr. Taylor was appointed the Chairman of the Board of Arch Coal, Inc. in April 2014. Mr. Taylor served as lead director of the Board from February 2013 to April 2014. Mr. Taylor was President of TXU Generation, a company engaged in electricity infrastructure ownership and management. Mr. Taylor served at TXU for 38 years prior to his retirement in 2004. Mr. Taylor also serves on the board of directors of FirstEnergy Corporation.

Mr. Taylor contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience with TXU Generation, as well as his service as a member of the board of directors of FirstEnergy Corporation. Mr. Taylor's experience has provided him with a strong background in the energy industry. In addition, as President of TXU Generation, Mr. Taylor brings to our Board the experience of guiding a company in all aspects of its day-to-day operations.

Director	Areas of Expertise	Occupation and Other Information
Peter I. Wold Age 67 Director since 2010	CEO/Senior Management Energy Environmental and Safety Finance and Accounting Governance/Board Government Relations Strategic Planning	Mr. Wold is President and co-owner of Wold Oil Properties, LLC, and Wold Energy Partners, L.L.C., both companies are engaged in oil and gas exploration and production. He is also Vice President of American Talc Company, a corporation that mines and processes talc in Western Texas. He is a director of the Oppenheimer Funds, Inc. New York Board. Mr. Wold has also served in the Wyoming House of Representatives, as a director of the Denver Branch of the Kansas City Federal Reserve Bank, and recently completed six years on the Wyoming Enhanced Oil Recovery Commission.

Mr. Wold contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience as president of oil and gas exploration and production companies, as well as his positions with Oppenheimer Funds, Inc. and the Kansas City Federal Reserve Bank. This experience has provided Mr. Wold with a deep understanding of the financial hurdles and constraints companies face in today's economy. In addition, as head of an energy company, Mr. Wold has a strong understanding of the environmental and other regulatory issues the Company faces, particularly in the Western United States.

CLASS I DIRECTOR WHO IS UP FOR ELECTION AT THE ANNUAL MEETING

Director	Areas of Expertise	Occupation and Other Information
James A. Sabala Age 60 Director since 2015	CEO/Senior Management Environmental & Safety Finance and Accounting Marketing Human Resources and Compensation Strategic Planning	Mr. Sabala is Senior Vice President and Chief Financial Officer of Hecla Mining Company, a silver, gold, lead and zinc mining company with operations throughout North America. Mr. Sabala was appointed Chief Financial Officer in May 2008 and Senior Vice President in March 2008. Prior to his employment with Hecla Mining Company, Mr. Sabala was Executive Vice President — Chief Financial Officer of Coeur d'Alene Mines Corporation from 2003 to February 2008. Mr. Sabala also served as Vice President — Chief Financial Officer of Stillwater Mining Company from 1998 to 2002.

Mr. Sabala contributes to the mix of experience and qualifications the Board seeks to maintain through his position as Chief Financial Officer of a publicly traded mining company. Mr. Sabala's business experience has provided him with a strong understanding of financial accounting and reporting, auditing, corporate finance and internal control matters. In addition, Mr. Sabala brings to our Board significant mining experience, providing our Board with an individual with extensive experience in the strategic planning, environmental and safety matters required in our industry.

THE FOLLOWING CLASSES OF DIRECTORS ARE NOT UP FOR ELECTION AT THE ANNUAL MEETING

CLASS I DIRECTORS WHOSE TERM EXPIRES AT THE 2016 ANNUAL MEETING

Director	Areas of Expertise	Occupation and Other Information
Paul T. Hanrahan Age 57 Director since 2012	CEO/Senior Management Energy Environmental & Safety Finance and Accounting Governance/Board Government Relations Marketing Human Resources and Compensation Strategic Planning	Since October 2012, Mr. Hanrahan has served as the Chief Executive Officer of American Capital Infrastructure Management, LLC, a company which invests in global energy infrastructure assets. From 2002 until 2011, Mr. Hanrahan served as President and Chief Executive Officer of The AES Corporation, a global power company headquartered in Arlington, Virginia, and as its Executive Vice President and Chief Operating Officer from 2000 to 2002. Mr. Hanrahan also served as President and Chief Executive Officer of AES China Generating Co. for more than five years. He currently serves on the boards of Ingredion Incorporated, Seven Seas Water Corporation, GreatPoint Energy, Inc., Azura Power Holdings Limited and BMR Energy, LLC.

Mr. Hanrahan contributes to the mix of qualifications the Board seeks to maintain through his current position as Chief Executive Officer of a company investing in energy infrastructure assets, as well as his former senior management positions with The AES Corporation. Serving in these capacities has provided Mr. Hanrahan with a strong understanding of the energy industry and the regulatory issues our clients face. In addition, Mr. Hanrahan brings to our Board experience in leading public companies as they expand internationally, having served as the Chief Executive Officer of a global public company. Finally, Mr. Hanrahan's service on other boards provides him with valuable governance and oversight experience.

Director	Areas of Expertise	Occupation and Other Information
Paul A. Lang Age 54 Director since 2014	CEO/Senior Management Energy Environmental and Safety Finance and Accounting Governance/Board Marketing Human Resources and Compensation Strategic Planning
Mr. Lang has served as our Executive Vice President and Chief Operating Officer since April 2012 and as our Executive Vice President-Operations from August 2011 to April 2012. Mr. Lang served as Senior Vice President-Operations from 2006 through August 2011, as President of Western Operations from 2005 through 2006 and President and General Manager of Thunder Basin Coal Company from 1998 to 2005. He currently serves on the boards of Advanced Emissions Solutions, Inc. and Knight Hawk Coal Company. Mr. Lang also serves on the development board of the Mining Department of the Missouri University of Science & Technology, and is chairman of the University of Wyoming's School of Energy Resources Council.

Mr. Lang, through his various roles at Arch Coal, Inc. and related coal industry product development, as well as international markets, brings a mix of experience and qualifications the Board seeks to maintain. As Executive Vice President and Chief Operating Officer, Mr. Lang has an extensive understanding of the Company, industry and customer base.

Director	Areas of Expertise	Occupation and Other Information
Theodore D. Sands Age 69 Director since 1999	Energy Finance and Accounting Governance/Board Human Resources and Compensation Strategic Planning
Since 1999, Mr. Sands has served as President of HAAS Capital, LLC, a private consulting and investment company. Mr. Sands served as Managing Director, Investment Banking for the Global Metals/Mining Group of Merrill Lynch & Co. from 1982 until 1999. Mr. Sands has also served as a member of the board of directors for several other companies.

Mr. Sands contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his prior role at Merrill Lynch and as the head of a private investment company. In leading an investment company in today's economy, Mr. Sands has a strong understanding of the financial hurdles public companies face, as well as an in-depth knowledge of the various financing avenues available for a company. In addition, his past experience as a board member for several other companies adds valuable prior oversight experience to our Board.

CLASS II DIRECTORS WHOSE TERM EXPIRES AT THE 2017 ANNUAL MEETING

Director	Areas of Expertise	Occupation and Other Information
John W. Eaves Age 57 Director since 2006	CEO/Senior Management Energy Environmental and Safety Governance/Board Government Relations Marketing Human Resources and Compensation Strategic Planning	Mr. Eaves currently serves as our President and Chief Executive Officer. Mr. Eaves served as our President and Chief Operating Officer from 2006 until he was elected as our Chief Executive Officer in April 2012. From 2002 to 2006, Mr. Eaves served as our Executive Vice President and Chief Operating Officer. Mr. Eaves currently serves on the boards of COALOGIX, National Mining Association, the Business Roundtable, the American Coalition for Clean Coal Electricity and the Business Council. Mr. Eaves was previously a director of Advanced Emissions Solutions, Inc. and former chairman of the National Coal Council.

Mr. Eaves contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his position as President and Chief Executive Officer of the Company. As President and Chief Executive Officer, and as a result of the experience he has gained during his tenure with the Company, Mr. Eaves has intimate knowledge of all aspects of the Company's business and close working relationships with all of the Company's senior executives. In addition, as Chief Executive Officer, Mr. Eaves has an extensive understanding of the Company's industry and customer base.

Director	Areas of Expertise	Occupation and Other Information
Douglas H. Hunt Age 62 Director since 1995	CEO/Senior Management Energy Environmental and Safety Finance & Accounting Human Resources and Compensation Strategic Planning
Since 1995, Mr. Hunt has served as Director of Acquisitions of Petro-Hunt, LLC, a private oil and gas exploration and production company.

Mr. Hunt contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his long-time position as a senior officer for Petro-Hunt, LLC. As Director of Acquisitions of Petro- Hunt, LLC, Mr. Hunt has significant experience as a senior officer in the energy industry and in the strategic planning of companies as they look to grow their business.

J. Thomas Jones Age 65 Director since 2010	CEO/Senior Management Finance & Accounting Governance/Board Government Relations Human Resources and Compensation Strategic Planning
Mr. Jones was Chief Executive Officer of West Virginia United Health System located in Fairmont, West Virginia from 2002 until his retirement in January 2014. From 2000 to 2002, Mr. Jones served as Chief Executive Officer of Genesis Hospital System in Huntington, West Virginia. Mr. Jones is also a director of City Holding Company, Inc., a past Director of Premier, Inc. and a member of the West Virginia University Board of Governors.

Mr. Jones contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his services as Chief Executive Officer of health systems in the State of West Virginia. Being in charge of companies in a heavily regulated industry, Mr. Jones brings the valuable experience of assisting a company navigate through an ever changing regulatory background.

Director	Areas of Expertise	Occupation and Other Information
George C. Morris III Age 59 Director since 2012	CEO/Senior Management Energy Finance and Accounting Governance/Board Strategic Planning
Since 2009 Mr. Morris has served as President of Morris Energy Advisors, Inc., and its successor Morris Energy Advisors, LLC. From 2006 until his retirement in 2009, Mr. Morris served as a managing director at Merrill Lynch & Co. Prior to 2006, Mr. Morris served as a managing director of investment banking at Petrie Parkman & Co. until its acquisition by Merrill Lynch & Co. in 2006, and also previously served as a managing director of investment banking at Simmons & Company International, as a director of investment banking at Merrill Lynch & Co., and as a director of investment banking at The First Boston Corporation. Mr. Morris also serves on the board of directors of Calumet GP, LLC, the general partner of Calumet Specialty Products Partners, L.P.

Mr. Morris contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his experience and roles with a variety of investment companies, including his most recent role as a managing director at Merrill Lynch & Co. His experience in advising clients of investment companies provides Mr. Morris with a strong understanding of the financial hurdles public companies face, including the various financing avenues available for a company. In addition, his board member experience adds additional valuable management and oversight knowledge to our Board.

Board Meetings and Committees

        The Board has the following five committees: Nominating and Corporate Governance, Finance, Personnel and Compensation, Audit, and Energy and Environmental Policy. The table below contains information concerning the membership of each of the committees as of December 31, 2014, and the number of times the Board and each committee met during 2014. Each director attended at least 75% of the total number of meetings of the Board and of the committees on which he or she serves. In addition, all individuals who were directors at the time of the 2014 annual meeting attended last year's annual meeting.

	Board of Directors*	Nominating and Corporate Governance	Finance	Personnel and Compensation	Audit	Energy and Environmental Policy
Mr. Eaves	M		M			M
Gov. Freudenthal	M			M		C
Ms. Godley	M	C		M
Mr. Hunt	M			M		M
Mr. Hanrahan	M	M			C
Mr. Jones	M		M	C
Mr. Lang	M		M			M
Mr. Morris	M		M		M
Mr. Sands	M	M	C	M
Mr. Taylor	C	M			M
Mr. Wold	M				M	M
Number of 2014 meetings	5	6	5	7	7	5

C—Chair            M—Member

*
Mr. Sabala is not included in the table since he was appointed as a director in February 2015. Mr. Sabala is a member of the Audit and Finance Committees.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for the following items:

  •
  identifying individuals qualified to become directors and recommending candidates for membership on the Board and its committees, as described under the heading "Nomination Process for Election of Directors;"

  •
  developing and recommending the Corporate Governance Guidelines to the Board; and

  •
  reviewing the effectiveness of Board governance, including overseeing an annual assessment of the performance of the Board and each of its committees.

        The Board has determined, in its judgment, that the Nominating and Corporate Governance Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, a copy of which is published under "Corporate Governance" in the Investors section of our website at archcoal.com.

   Finance Committee

        The Finance Committee reviews and approves fiscal policies relating to our financial structure, including our debt, cash and risk management policies. The Finance Committee also reviews and recommends to the Board appropriate action with respect to significant financial matters, including dividends on our capital stock, major capital expenditures and acquisitions, and funding policies of our employee benefit plans.

  Personnel and Compensation Committee

        The Personnel and Compensation Committee is responsible for the following items:

  •
  reviewing and recommending to the Board the design of and associated payments related to the compensation programs for our named executive officers, non-employee directors and other key personnel;

  •
  reviewing and recommending to the Board the participation of executives and other key management employees in the various compensation plans; and

  •
  monitoring our succession planning and management development practices.

        The Board has determined, in its judgment, that the Personnel and Compensation Committee is composed entirely of independent directors as defined in the New York Stock Exchange listing standards. In making its determination, the Board considered, among other things, the factors applicable to members of the Personnel and Compensation Committee pursuant to New York Stock Exchange listing standards and Rule 10C-1 of the Securities Exchange Act of 1934. The Personnel and Compensation Committee operates under a written charter adopted by the entire Board, a copy of which is published under "Corporate Governance" in the Investors section of our website at archcoal.com. The report of the Personnel and Compensation Committee can be found under "Personnel and Compensation Committee Report" in this proxy statement.

  Audit Committee

        The Audit Committee is responsible for the following items:

  •
  monitoring the integrity of our consolidated financial statements, internal accounting, financial controls, disclosure controls and financial reporting processes;

  •
  confirming the qualifications and independence of our independent registered public accounting firm;

  •
  evaluating the performance of our internal audit function and our independent registered public accounting firm; and

  •
  reviewing our compliance with legal and regulatory requirements.

        The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Board has determined, in its judgment, that the Audit Committee is composed entirely of independent directors in compliance with the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published under "Corporate Governance" in the Investors section of our website at archcoal.com.

        The Board has also determined, in its judgment, that Mr. Hanrahan is an "audit committee financial expert" and that each member of the Audit Committee is "financially literate." Our Corporate Governance Guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve. The Board has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found under "Audit Committee Report" in this proxy statement.

  Energy and Environmental Policy Committee

        The Energy and Environmental Policy Committee reviews, assesses and provides advice to the Board on current and emerging energy and environmental policy trends and developments that affect or could affect us. In addition, the Energy and Environmental Policy Committee makes recommendations concerning whether, and to what extent, we should become involved in current and emerging energy and environmental policy issues.

Director Retirement/Resignation Policies

        Our Board has a policy requiring members to submit their resignation to the Board for consideration effective as of the Company's annual meeting immediately following a member's 72nd birthday. The Annual Meeting will be the first annual meeting following the 72nd birthday of Mr. Taylor. Mr. Taylor has submitted his resignation to the Board; however, the Board has asked him to stay on as a director. Mr. Taylor has agreed, subject to the approval of the stockholders at the Annual Meeting. Vacancies on the Board may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the Board, serves for the remainder of the full term of the class of directors in which the vacancy or newly created directorship occurred.

        The Corporate Governance Guidelines requires any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election to offer his or her resignation to the Board. In the event a resignation is tendered, the Nominating and Corporate Governance Committee and the Board will evaluate the best interests of the Company and its stockholders and make a determination on the action to be taken with respect to such offered resignation, which may include (i) accepting the resignation, (ii) maintaining the director but addressing the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. Following a determination by the Board, the Company will disclose the Board's decision in a filing with the SEC, a press release, or another broadly disseminated means of communication. The Corporate Governance Guidelines require the Board to nominate for election or re-election only those candidates who agree in advance in writing to tender a resignation letter in accordance with these terms. Each nominee for election at the Annual Meeting has agreed to follow this policy as set forth in the Corporate Governance Guidelines.

Conflicts of Interest

        Our code of conduct reflects our policy that all of our employees, including the named executive officers, and directors must avoid any activity that creates, or may create, a conflict of interest that might interfere with the proper performance of their duties or that might be hostile, adverse or competitive with our business. In addition, each of our directors and executive officers is encouraged to notify our Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our Code of Business Conduct or Corporate Governance Guidelines. The Board will then determine, after consultation with counsel, whether a conflict of interest exists. Directors who have a material personal interest in a particular issue may not vote on any matters with respect to that issue.

Compensation Committee Interlocks and Insider Participation

        Gov. Freudenthal, Ms. Godley, Mr. Hunt, Mr. Jones, and Mr. Sands each served on the Personnel and Compensation Committee during the 2014 calendar year. None of the directors who served on the Personnel and Compensation Committee during 2014 has been an officer or employee of Arch. None of our executives has served on the Board or compensation committee of any other entity that has or has had one or more executives serving as a member of our Board or compensation committee.

Nomination Process for Election of Directors

        The Nominating and Corporate Governance Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee initiates a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our Corporate Governance Guidelines. Candidates who meet those requirements and otherwise qualify for membership on our Board are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the Board on the progress of the committee's efforts. The committee meets to consider and approve final candidates who are then presented to the Board for consideration and approval. Our chairman or the chairman of the Nominating and Corporate Governance Committee may extend an invitation to join the Board.

        Stockholder recommendations should be submitted in writing to Robert G. Jones, our Secretary, and should include information regarding nominees required under our bylaws. Individuals recommended by stockholders will receive the same consideration received by individuals identified to the Nominating and Corporate Governance Committee through other means.

        In addition, the Company recently amended its bylaws to include a proxy access provision. Under the Company's bylaws, stockholders who meet the requirements set forth in the bylaws may include a specified number of director nominees in the Company's proxy materials.

Communicating With the Board of Directors

        Our Board has established procedures intended to facilitate communication by stockholders and interested parties directly with the Board as a whole, any of our Board committees, our lead director, any other individual director or group of directors, including our non-employee directors as a whole. Such communications may be confidential or anonymous, and may be reported by phone to our confidential hotline at 866-519-1881 or by writing to the individual directors or group in care of Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Senior Vice President-Law, General Counsel and Secretary. All such communications are promptly communicated to the Chairman, lead director, the chairman of the Audit Committee or our Director of Internal Audit, as appropriate.

ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

        A total of five directors are up for election at the Annual Meeting. The terms of these directors (Governor Freudenthal, Ms. Godley, Mr. Taylor, Mr. Wold and Mr. Sabala) will expire at the Annual Meeting. Our Board has nominated Governor Freudenthal, Ms. Godley, Mr. Taylor and Mr. Wold for re-election for a three-year term that will expire in 2018. Mr. Sabala was appointed to the Board in February 2015, and he is a Class I director. Our Board has nominated Mr. Sabala for re-election for a one-year term that will expire in 2016 when the terms of our other Class I directors expire.

        To the knowledge of the Board, no nominee will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Recommendation of the Board

        The Board recommends a vote "FOR" each nominee.

ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(PROPOSAL NO. 2)

        The Board has adopted a policy to hold an annual advisory vote on executive compensation until the next required vote on the frequency of such advisory votes. We are required to hold such frequency votes at least every six years, and we expect the next such frequency vote to be held in 2017. We are seeking advisory stockholder approval of the compensation of named executive officers as disclosed in the section of this proxy statement entitled "Executive Compensation." Stockholders are being asked to vote on the following advisory resolution:

        "RESOLVED, that the stockholders advise that they approve the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

        The compensation of our named executive officers (NEOs) is designed to tie a substantial percentage of each NEO's compensation opportunity to the attainment of financial and other performance measures that, the Board believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the Compensation Discussion and Analysis (CD&A), the total mix of compensation that the Company offers its NEOs is designed to enable the Company to attract and maintain top talent while, at the same time, creating a close relationship between performance and compensation. The Personnel and Compensation Committee and the Board believe that the design of the program, and as a result the compensation awarded to NEOs under the current program, fulfills this objective.

        Stockholders are urged to read the CD&A section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

        Although the vote on this Proposal No. 2 is non-binding, the Board will review the voting results in connection with its ongoing evaluation of the Company's compensation program. The final decision on the compensation and benefits of our NEOs remains with the Board.

Recommendation of the Board

        The Board recommends a vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that the stockholders advise that they approve the compensation of Arch Coal, Inc.'s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material)."

 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 3)

        Ernst & Young LLP was our independent registered public accounting firm for 2014. The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2015. The Audit Committee and the Board are requesting that stockholders ratify this appointment. In the event the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee believes such a change would be in our best interests and the best interests of our stockholders. Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions.

Fees Paid to Auditors

        The following table sets forth the fees accrued or paid to Ernst & Young LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2014 and December 31, 2013:

	Fee
Service	2014	2013
Audit(1)	$1,989,282	$2,116,418
Audit-Related(2)	—	377,233
Tax(3)	14,500	24,391
All Other	—	—

(1)
Audit fees include fees for professional services rendered by Ernst & Young LLP for the audits of our annual consolidated financial statements and report on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as the statutory audits of our international subsidiaries and other services related to Securities and Exchange Commission filings, including comfort letters and consents.

(2)
Audit-related fees include fees for the carve-out audits of a certain entity.

(3)
Tax fees consist of amounts billed for tax compliance matters.

        The Audit Committee has adopted an audit and non-audit services pre-approval policy that requires the Audit Committee, or the chairman of the Audit Committee, to pre-approve services to be provided by our independent registered public accounting firm. The Audit Committee will consider whether the services to be provided by the independent registered public accounting firm are prohibited by the SEC's rules on auditor independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service. The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit Committee has delegated to the chairman of the Audit Committee pre-approval authority between committee meetings, and the chairman must report any pre-approval decisions to the committee at the next regularly scheduled committee meeting. All non-audit services performed by Ernst & Young LLP in 2014 and 2013 were pre-approved in accordance with the procedures established by the Audit Committee.

Recommendation of the Board

        The Board recommends a vote "FOR" Proposal No. 3.

PROPOSAL TO GRANT TO THE BOARD DISCRETIONARY AUTHORITY TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING AND TREASURY COMMON STOCK AT AN EXCHANGE RATIO OF ONE FOR FIVE OR ONE FOR TEN, AS DETERMINDED BY THE BOARD
(PROPOSAL NO. 4)

        The Company is asking stockholders to:

  •
  Authorize the Board to effect, in its discretion on or before April 22, 2016, a reverse stock split of the outstanding and treasury Common Stock of the Company at a reverse stock split ration of 1-for-5 or 1-for-10, as determined by the Board; and

  •
  Approve a corresponding amendment to the Company's Restated Certificate of Incorporation substantially in the form attached to this Proxy Statement as Appendix A (to be filed if the Board determines a reverse stock split ratio of 1-for-5) or Appendix B (to be filed if the Board determines a reverse stock split ratio of 1-for-10) to effect the reverse stock split, subject to the Board's authority to abandon such amendment in its discretion.

        If this proposal is approved by our stockholders, the Board will be granted discretionary authority to amend the Company's Restated Certificate of Incorporation and take any other necessary actions to effect the reverse stock split at any time on or before April 22, 2016 and at an exact exchange ratio of either one for five or one for ten, as determined by the Board. The Board's decision whether or not (and when) to effect the reverse stock split, as well as the final reverse stock split ratio, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the New York Stock Exchange ("NYSE"). The Board may determine in its discretion not to effect any reverse stock split and not to file any amendment to the Company's Restated Certificate of Incorporation. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the Board determines not to implement the reverse stock split on or before April 22, 2016, further stockholder approval would be required prior to the Company implementing any reverse stock split. In the event that the Board decides to effect a reverse stock split following stockholder approval of this proposal and file a related amendment to the Company's Restated Certificate of Incorporation, there will be no change in the authorized number of shares of Common Stock.

Purposes of the Proposed Reverse Stock Split

        The Board believes that the reverse stock split would be beneficial for the following reasons:

  •
  NYSE Considerations.  There are certain criteria for the continued listing of shares of common stock on the NYSE. For example, a listed company will be considered to be out of compliance with one of those continued listing standards and subject to delisting if the average closing price of its common stock is less than $1.00 over a consecutive 30 trading-day period. While, as of the date of this proxy statement, the Company's Common Stock is not trading below $1.00 per share, in late-January and early-February the Common Stock did close below $1.00 per share for a four consecutive trading-day period.

  •
  Appealing for Investors.  Our financial advisors have indicated that an increase in the price per share of our Common Stock could make the Common Stock more attractive to a broader range of institutional and other investors. An increase in our per share price may increase the acceptability of our Common Stock to a number of long-term investors who may not find our shares attractive at their current prices because of (i) trading volatility often associated with stocks below certain prices, and/or (ii) certain internal guidelines or restrictions institutional investors may have on holding shares of stock below certain prices.

  •
  Transaction Costs.  Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for lower-priced stocks.

Certain Risks Related to the Proposed Reverse Stock Split

  We cannot assure you that the reverse stock split would increase our stock price and have the desired effect of ensuring continued compliance with NYSE listing rules.

        The Board expects that the reverse stock split, if implemented, will increase the market price of our Common Stock and that we will be able to maintain compliance with NYSE listing standards related to our average per share closing price. The effect of a reverse stock split on the market price of our Common Stock cannot be predicted with any certainty, however. The history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse stock split would not rise in proportion to the reduction in the number of shares of our Common Stock outstanding following the reverse stock split. Likewise, the market price per share of our Common Stock following the reverse stock split may not exceed or remain in excess of $1.00 per share for a sustained period of time, which may result in the Common Stock being less attractive to brokers and institutional and other long-term investors who do not trade in lower priced stocks. Even if the market price for our Common Stock following the implementation of the reverse stock split remains in excess of $1.00 per share, we may face delisting as a result of not being in compliance with other NYSE listing standards in the future.

  Our total market capitalization immediately after the reverse stock split may be lower than immediately before the reverse stock split.

        There are numerous factors and contingencies that could affect our stock price following implementation of the reverse stock split, including the status of the market for our Common Stock at that time, our results of operations in future periods and general economic, market and industry conditions. Accordingly, the market price of our Common Stock may not be sustainable at the direct arithmetic result of the reverse stock split if the reverse stock split is implemented. If the market price of our Common Stock declines after the reverse stock split is implemented, our total market capitalization after the reverse stock split would be lower than before the reverse stock split.

  The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

        If the reverse stock split is implemented, some stockholders consequently may own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares, often referred to as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers than a transaction involving "round lots" in even multiples of one hundred shares. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares of Common Stock.

  The reverse stock split may decrease the liquidity of our Common Stock.

        While the Board believes that a higher stock price may help generate additional investor interest, there can be no assurance that the reverse stock split would result in a per share price that will attract additional institutional investors or investment funds or that the resulting share price will satisfy the investing guidelines of any particular institutional investor or investment fund. As a result, the trading liquidity of our Common Stock may not improve as a result of the implementation of the reverse stock split. In addition, certain investors might consider the increased number of unissued authorized shares to have an anti-takeover effect under certain circumstances, which may make our Common Stock less desirable to those investors.

Impact of the Proposed Reverse Stock Split if Implemented

        The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interest in the outstanding shares of Common Stock, or any stockholder's proportionate voting power based on outstanding shares of Common Stock, except to the extent that the reverse stock split could result in any of our stockholders receiving cash in lieu of a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split would receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split stockholders to the extent there are presently stockholders who would otherwise hold less than one share of Common Stock after the reverse stock split. In addition, because the total number of authorized shares of Common Stock would not be reduced, there would be an increased number of shares available to be issued upon approval by the Board, without action or vote of our stockholders, if the reverse stock split was implemented. The other principal effects of the reverse stock split will be that:

  •
  The number of issued and outstanding and treasury shares of Common Stock will be reduced proportionately based on the reverse stock split ratio of either 1-for-5 or 1-for-10;

  •
  The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock-based awards (including restricted stock, restricted stock units and performance share units) will be reduced proportionately based on the reverse stock split ratio, in accordance with the terms of our equity-based compensation plans. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

  •
  The number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity-based compensation plans will be reduced proportionately based on the reverse stock split ratio, in accordance with the terms of our equity-based compensation plans;

  •
  The reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales; and

  •
  The increase in the number of authorized but unissued and unreserved shares of Common Stock may have an "anti-takeover effect" by permitting the issuance of a greater number of shares of Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Restated Certificate of Incorporation or our Bylaws. The increased number of available authorized but unissued shares as a result of the reverse stock split potentially could give our management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing provisions set forth in our Restated Certificate of Incorporation and our Bylaws which also may have an anti-takeover effects.

        The table below contains approximate information relating to our Common Stock as of the close of business on February 27, 2015, the record date for the Annual Meeting, and under each of the proposed reverse stock splits, in each case based on information as of February 27, 2015:

	Number of Shares Authorized	Approximate Number of Shares Outstanding	Approximate Number of Shares Reserved for Issuance Pursuant to Equity Compensation Plans	Approximate Number of Unreserved Shares
Pre-split	260,000,000	[ ]	[ ]	[ ]
Following 1-for-5 split	260,000,000	[ ]	[ ]	[ ]
Following 1-for-10 split	260,000,000	[ ]	[ ]	[ ]

        Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic and other reporting requirements of the Exchange Act. The reverse stock split would not impact the registration of our Common Stock under the Exchange Act. Although the number of outstanding shares of Common Stock would decrease following the proposed reverse stock split, the Board does not intend for the reverse stock split to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934. Following the implementation of the reverse stock split, we anticipate that our Common Stock would continue to be reported on the NYSE under the symbol "ACI".

Fractional Shares

        Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in Common Stock arising from the reverse stock split. If the reverse stock split is implemented, registered stockholders who hold their shares of Common Stock in certificate form will receive cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment will equal the fraction of shares to which the stockholder would otherwise be entitled, multiplied by the volume weighted average price of Common Stock as reported on the New York Stock Exchange Composite Tape on the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

        No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in Common Stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

        If you believe that you may not hold sufficient shares of Common Stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold Common Stock after the split, you may do so by either:

  •
  purchasing a sufficient number of shares of Common Stock; or

  •
  if you have shares of Common Stock in more than one account, consolidating your accounts,

so that in each case you hold a number of shares of Common Stock in your account prior to the reverse stock split that would entitle you to receive at least one share of Common Stock on a post-reverse stock split basis. Shares of Common Stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Beneficial Stockholders

        Upon the reverse stock split, we intend to treat stockholders holding shares of Common Stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of Common Stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on "Book-Entry" Stockholders

        The Company's registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

  •
  If you hold registered shares of Common Stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of Common Stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable.

  •
  If you are entitled to post-reverse stock split shares of Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of shares of Common Stock you hold.

  •
  If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of Common Stock for which you received a cash payment. See "Fractional Shares" above for additional information.

Effect on Certificated Shares

        Some stockholders hold their shares of Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Common Stock are held in certificate form, you will receive a transmittal letter from the Company's transfer agent as soon as practicable after the effective date of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of Common Stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. Unless you specifically request new certificates your new shares will be automatically issued in book entry format.

        Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

        STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT AND ARE REQUESTED TO DO SO.

Accounting Consequences

        The par value per share of Common Stock will remain unchanged after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the Company's balance sheet attributable to Common Stock will be reduced proportionately based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The shares of Common Stock held in treasury will also be reduced proportionately based on the reverse stock split ratio. After the reverse stock split, net income, loss per share and other reported per share amounts will be increased because there will be fewer shares of Common Stock outstanding. In future financial statements, net income, loss per share and other reported per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under "Impact of the Proposed Reverse Stock Split If Implemented," the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of Common Stock issuable upon the exercise of outstanding options and upon the vesting of unvested stock unit awards would decrease proportionately, in each case based on the reverse stock split ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

        Stockholders will not have dissenters' or appraisal rights under Delaware corporate law or under the Company's Restated Certificate of Incorporation in connection with the proposed reverse stock split.

Procedure for Effecting Reverse Stock Split

        If the stockholders approve the proposal and the Board decides to implement the reverse stock split, the reverse stock split will become effective at the time and on the date of the filing of, or at such later time as is specified in, the Certificate of Amendment to the Company's Restated Certificate of Incorporation, which is referred to as the effective date of the reverse stock split. Beginning immediately upon effectiveness of the reverse stock split, each certificate representing pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

        All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in Section 1221 of the Code.

        As used herein, the term "U.S. holder" means a holder that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more "U.S. persons" (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

        Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder's holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

        In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-reverse stock split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one year as of the effective date of the reverse stock split.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the Company's proposal to (i) authorize the Board to effect the reverse stock split and (ii) approve the corresponding amendment to the Restated Certificate of Incorporation, subject to the Board's authority to abandon such amendment in its discretion. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board

        The Board recommends a vote "FOR" Proposal No. 4.

 STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS PROVISION
(PROPOSAL NO. 5)

        The Company has received notice of the intention of the Comptroller of the City of New York to present the following proposal for voting at the Annual Meeting. The text of the stockholder proposal and supporting statements appear exactly as received, other than minor formatting changes, by our Company. All statements contained in a stockholder proposal and supporting statement are the sole responsibility of the proponent of that stockholder proposal. Our Company will provide the proponent's address and number of shares the proponent beneficially owns upon oral or written request made to the Secretary of the Company. The Board does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board Recommends You Vote AGAINST This Proposal.

Stockholder Proposal

Shareowner Statement

        RESOLVED: Shareholders of Arch Coal, Inc. (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

        The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

  (a)
  have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

  (b)
  give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

  (c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

        The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement

        We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

  •
  Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

  •
  Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

        The proposed bylaw terms enjoy strong investor support — votes for similar shareholder proposals averaged 55% from 2012 through September 2014 — and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

        We urge shareholders to vote FOR this proposal.

Statement in Opposition to the Proposal:

        The Board Recommends You Vote AGAINST This Proposal For The Following Reasons:

        The Board believes that the adoption of the proponent's proxy access proposal is unnecessary and not in the best interests of stockholders. The Company's stockholders already have an effective voice in director elections and accountability.

        Our existing corporate governance structures ensure that the Board is accountable to stockholders, and stockholders already have several avenues to voice their opinions to, and influence, the Board. For example, the Board has recently adopted an amendment to the Company's bylaws to incorporate a proxy access provision that is similar to the proxy access provision that is proposed by the proponent, but tailored to be appropriate in light of the Company's circumstances. Under the current bylaws, any stockholder, or group of stockholders up to 20 stockholders, that have owned 5% or more of our outstanding common shares continuously for at least three years may elect to include its director nominees in our annual meeting proxy materials. The maximum number of stockholder-nominated candidates allowed to appear in the Company's proxy materials per annual meeting is limited to 20% of the number of directors serving on the Board as of the date on which notice of such stockholder nominations are due. If the 20% calculation does not result in a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%.

        Prior to adopting the Company's proxy access provision, the Company's management and Board considered the views of a wide range of our stockholders regarding proxy access in general and, more specifically, which proxy access terms would be most appropriate in the Company's circumstances. During various discussions, a number of stockholders expressed their beliefs that proxy access rights would increase accountability of directors to stockholders and would give stockholders a more meaningful voice in electing directors. While some of those supporters of proxy access believed that a 3% ownership threshold for proxy access matters across all companies, regardless of market capitalization was appropriate, a number of other supporters believed that either a 5% ownership threshold or a threshold determined on a case-by-case basis, considering the company's particular circumstances, was more appropriate.

        In addition, there were a number of opponents of proxy access that believed that the implementation of any proxy access provision could undermine the role of the Company's independent Nominating and Corporate Governance Committee, and could lead to, among other things, an inexperienced, fragmented and less effective Board with directors who may pursue special interests not shared by all or any large portion of our stockholders.

        Based on those discussions and its deliberations on the topic, the Board concluded that the best course of action for the Company and our stockholders with respect to proxy access was to establish thresholds that were set based on the Company's particular circumstances, and the Board determined that a 5% ownership threshold, with aggregation limited to 20 stockholders, was most appropriate for the Company. Given the size of the Company and its market capitalization, a 5% threshold would require an appropriate, meaningful ownership interest. In addition, a three-year holding period ensures that stockholders using the proxy access provisions are long-term stockholders in the Company. The Board considered that many other companies which have adopted proxy access provisions containing lower thresholds, including those that the proponent cites, have much larger market capitalizations than the Company and thus can set proxy access thresholds at lower levels without compromising these important concerns. In addition, the Board considered a number of aggregation possibilities; including not permitting any aggregation and permitting aggregation without any limit, and felt that a limited aggregation was appropriate. The Board noted that it is not alone in incorporating a limited aggregation policy, given that the proxy access provisions at Hewlett-Packard Company cited by the proponent, limit aggregation to 20 stockholders, and the proxy access provisions at CenturyLink, Inc., which was supported by over 92% of their voting stockholders, limit aggregation to 10 stockholders.

        In addition to the proxy access provisions in the Company's bylaws, there are a number of other key protections currently in place for stockholders of the Company, including:

  •
  Any stockholder may nominate directors pursuant to the Company's bylaws and solicit proxies for director nominees under federal proxy rules;

  •
  Any stockholder may submit proposals for consideration at the Company's annual meeting and for inclusion in the Company's proxy statement, subject to certain conditions and SEC Rules;

  •
  Each stockholder may express their views on our executive compensation program through an annual "say-on-pay" vote;

  •
  We have a director resignation policy, requiring directors to offer to resign if they fail to receive the requisite number of votes to be elected in an uncontested election;

  •
  Ten of our twelve directors are independent under NYSE rules;

  •
  Stockholders have the right to propose director nominees to the Nominating and Corporate Governance Committee; and

  •
  Stockholders have the right to communicate directly with the Board or with the independent directors serving on the Board.

Based on the foregoing, the Board recommends a vote AGAINST the proponent's proposal.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of compensation paid to each of the following named executive officers of Arch Coal, Inc. (the "named executive officers" or "NEOs"), for fiscal year 2014:

Name	Title	*Years of Service
John W. Eaves	President and Chief Executive Officer	32
John T. Drexler	Senior Vice President and Chief Financial Officer	17
Paul A. Lang	Executive Vice President and Chief Operating Officer	30
Kenneth D. Cochran	Senior Vice President — Operations	9
Robert G. Jones	Senior Vice President — Law, General Counsel and Secretary	23

*
Includes the following years of service attributable to employment with one or more of our predecessor entities: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

Highlights of Compensation Practices

        We employ the following compensation practices, which highlight the Company's continued efforts to further align the interests of our named executive officers with the interests of our stockholders.

  •
  Elimination of stock options.  In response to stockholder input, in 2014, the Company has stopped awarding stock options as a component of our long-term incentive compensation program.

  •
  Addition of performance shares tied to operational measures in replacement of stock options.  The Company has replaced stock options with performance shares in an effort to create a more performance-oriented compensation program. Performance targets for these awards are tied to operational cash flow, with total payouts modified based on total stockholder return relative to our peer companies.

  •
  Pay for performance.  A significant portion of compensation is tied to key performance-based metrics that are disclosed in this proxy statement.

  •
  Mix of short-term and long-term incentives.  Our incentive program has an appropriate mix of annual and long-term incentives intended to reward our NEOs for driving superior operating and financial results over a one-year timeframe, and to reward achievement of longer-term goals.

  •
  Award caps.  There are maximum limits on the annual and long-term performance based awards. For the 2015 annual incentive compensation program year, the Company has reduced the maximum payout level for safety and environmental compliance measures from 225% to 200%.

  •
  Share ownership requirements.  The Company has stock ownership requirements in place for our senior officers and directors. In 2014, the Company revised its stock ownership requirements for both directors and senior officers, and added a provision that requires them to hold a minimum of 67% of the net shares resulting from any future vesting of restricted stock, restricted stock units or performance shares if the guideline is not met.

  •
  Independent compensation consulting firm.  The Personnel and Compensation Committee (the "Committee") utilizes an independent compensation consulting firm, which provides no other services to the Company.

  •
  Clawback policy.  In February 2015, the Board adopted a clawback policy. Under this policy, the Committee may reduce or cancel, or require the recovery of, an executive officer's performance-based compensation if the committee determines that such award should be adjusted because that executive officer has engaged in intentional misconduct that has led to a material restatement of the Company's financial statements.

  •
  Anti-hedging and anti-pledging policy.  The Company has a policy prohibiting directors and senior officers from engaging in any action designed to hedge or offset any change in the value of the Company's stock and from pledging any Company securities.

Overview

        Our compensation programs are designed to attract, motivate and retain highly talented executives. We believe that our success in creating long-term value for our stockholders depends on our ability to closely align the interests of our named executive officers with the interests of our stockholders. We encourage sustained long-term profitability and increased stockholder value by linking a significant portion of each named executive officer's compensation to our achievement of financial and operating performance, which are not guaranteed. We use performance-based equity awards and other mechanisms to align the long-term interests of our named executive officers with those of our stockholders. By utilizing this approach, in down market conditions, like we have been facing, our executives typically realize lower total compensation than in more favorable market conditions.

        The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive's position and level of responsibility within our organization, comparative market data and other external market-based factors. The Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2014 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

(1)
Average of the Named Executive Officers, excluding the Chief Executive Officer.

        The components of the 2014 fiscal year compensation program for the NEOs are:

Component	Key Features	Objectives
Direct Compensation
Base Pay	— Fixed annual cash amount, paid at regular intervals	— Provides a regular source of income at competitive levels.
Annual Incentive Compensation Program	— Performance-based cash compensation opportunity tied to annual goals of Adjusted EBITDA and EPS, safety and environmental measures

— Financial goals focus NEOs on achieving key annual financial goals and objectives based on budgeted expectations for the year.

— Safety and environmental measures focus NEOs on important performance measures.

Long-Term Incentive Program	— Long-term incentive program opportunities delivered through a mix of performance shares (35%), performance units (30%) and RSUs (35%)	— Performance shares have financial performance measures, motivating NEOs to achieve long-term financial goals that are aimed at increasing stockholder value.
— Performance units are tied to safety and environmental goals, and are aimed at focusing efforts on key long-term performance measures.
— RSUs have timed-based vesting, providing a direct link to stockholder value and encouraging retention.
Other Compensation
Benefits and Perquisites

— Standard range of medical, dental, life insurance, disability and retirement plans available to other employees, as well as limited perquisites and personal benefits described on page 57

— No tax gross-ups on perquisites

— Provide market-competitive level of support in the event of injury, illness and retirement. — Limited perquisites are provided to address unique situations or expectations for our executives.

Pay-for-Performance

        A key feature of our overall compensation program is that a significant amount of the total pay opportunity for each NEO is designed to be based on the Company's performance. By tying compensation to performance levels, we feel that our executive compensation program is aligned with the interests of our stockholders. In reviewing our realized pay/performance alignment, we compare our total stockholder return (TSR) and operating income results to our peer group's results to determine a relative percentile rank for each performance indicator. We then combine the rankings to develop a composite performance ranking (the rankings for operating income results and TSR are weighted equally). Then we determine the total realizable compensation (TRC) for our Chief Executive Officer. Total realizable compensation includes salary, bonuses paid, and equity awards valued based on the stock price at the end of the performance period (including restricted stock awards granted during the period reviewed, the value of stock options granted during the period reviewed and performance share payouts for cycles ended during the performance period reviewed).

        The following charts illustrate the relative degree of alignment (with a corridor of plus or minus 25% around the median) to the Company's peer group for the three years ending December 31, 2013, similar to analyses used by proxy advisory firms to evaluate CEO realized pay levels relative to key company performance measures. The first chart shows the relative degree of alignment between TRC and TSR, while the second chart shows relative degree of alignment between TRC and a combination of TSR and operating income. In each chart the symbol representing the Company is circled. Based on this analysis, realizable pay for the CEO is within alignment with actual performance for the 2011-2013 period for both TSR performance and a combination of TSR and operating income performance when comparing the Company's performance with the performance of the Company's peer group.

Our Compensation Process

        The Committee uses current compensation levels, individual and Company performance, long-term career goals, future leadership potential and succession planning, among other factors, in determining appropriate compensation levels for our NEOs. The Committee does not use a formula to weight these factors, but instead uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of compensation among our NEOs.

        After the end of the performance period to which a particular incentive award relates, the Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance. The Committee generally retains discretion to recommend payouts that are above or below actual performance levels for the applicable performance period. However, with respect to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee retains only the discretion to reduce award payouts. For purposes of determining the amount of a payout to recommend, the Committee may also consider infrequent or non-recurring items that are not reflective of ongoing operations or the effects of major corporate transactions or other items that the Committee determines, in its judgment, significantly distort the comparability of our actual performance against the performance targets.

        Annually, the Committee reviews the design of our named executive officer compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us. In doing so, the Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. The Committee has retained the independent compensation consulting firm listed below under "Role of Compensation Consultants" to help analyze certain comparative market data. Certain members of management participate in this process by assembling and summarizing data used by the Committee. The Committee and its compensation consultant reviewed our compensation policies and practices, and the Committee has determined that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In 2014, the Company adopted the practice of providing Committee members with "tally sheets" that summarize the past and present values of each component of each NEO's total compensation. This tool assists Committee members in the evaluation and approval of changes to compensation.

  Role of Compensation Consultants

        During 2014, the Committee retained Meridian Compensation Partners, LLC ("Meridian") as an independent compensation consulting firm to provide the Committee advice on executive compensation matters. Meridian assisted the Committee in the development of a compensation peer group, which is described in more detail below. Meridian also advised the Committee on competitive compensation practices, mix of compensation elements and comparative market data, which the Committee considered in addressing and determining the appropriate levels of compensation for each NEO relative to the marketplace.

        The Committee has reviewed the independence of Meridian and has determined that Meridian has no conflicts of interest. In particular, Meridian does not provide any other services to the Company. The Committee has sole authority to retain or replace Meridian in its role as its consultant. The Committee regularly reviews the performance and independence of Meridian, as well as fees paid. A representative of Meridian attends committee meetings as requested to serve as a resource on compensation matters. In order to encourage independent review and discussion of compensation matters, the Committee has the authority to, and does from time to time, meet with Meridian in executive session.

  Role of Management

        Our Chief Executive Officer and our Vice President of Human Resources receive compensation peer group information from our compensation consultant, and then provide the Committee with compensation recommendations for our NEOs, other than the Chief Executive Officer, including base salary, annual cash incentive opportunity and long-term incentive opportunities. Management provides a current market value for each proposed element of compensation and for the total target value, as well as the median and other select percentile market values for the NEO's peers. Our Chief Executive Officer does not recommend his own base salary or target or actual payout amounts under our annual or long-term incentive awards.

        Annually, the Committee reviews the performance of our Chief Executive Officer and makes recommendations to the Board regarding his compensation. In doing so, the Committee uses information provided by our compensation consultant and certain historical financial and operating performance data provided by management. The Committee believes that the compensation opportunities granted to our Chief Executive Officer, while higher in the aggregate than compensation granted to our other executives, are appropriate taking into consideration our Chief Executive Officer's overall leadership responsibilities.

  Compensation Peer Group

        Prior to 2013, the Committee had traditionally used two peer groups, a Coal/Mining Peer Group and an Energy Peer Group, together with general industry data, in benchmarking the Company's compensation program. Due to the acquisitions of International Coal Group, Inc. and Massey Energy, the bankruptcy of Patriot Coal Corp., and the change in the Company's revenues compared to the historical Coal/Mining Peer Group peers due to the Company's acquisition of International Coal Group, Inc., the Committee decided against using two different peer groups, and approved a new single peer group for the 2013 calendar year compensation.

        During the process of establishing this peer group, the Committee looked not only at market capitalization and revenues, but also on other factors such as geographic location, industry, and whether the Company has historically competed with a company in attracting talent. As one example, a company such as Peabody Energy Corporation (Peabody) may be outside a "target range" of revenues and/or market capitalization, but the Committee feels strongly in including Peabody in its peer group because (i) Peabody is one of the Company's chief competitors, (ii) Peabody's headquarters is also located in St. Louis, Missouri, and (iii) the Company routinely competes with Peabody in attracting, and retaining, talent. The peer group was designed such that most of the peer companies had revenues between 0.5X and 2X the Company's revenues at the time the group was approved.

        In establishing a peer group for 2014 compensation matters, the Committee decided to keep the same peer group as the one used in 2013 in order to maintain some consistency in evaluating competitive compensation practices.

• Air Products & Chemicals, Inc.	• Denbury Resources Inc.	• Pioneer Natural Resource Corp.
• Alpha Natural Resources, Inc.	• DTE Energy Company	• Sempra Energy
• Ameren Corporation	• Eastman Chemical Company	• Southern Copper Corp.
• Barrick Gold Corporation	• EOG Resources	• Southwestern Energy Corp.
• Cameron International Corporation	• Martin Marietta Materials	• Spectra Energy Corp.
• Cliffs Natural Resources, Inc.	• Newmont Mining Corporation	• Vulcan Materials Company
• Cloud Peak Energy, Inc.	• Noble Energy, Inc.	• Walter Energy, Inc.
• CONSOL Energy Inc.	• Peabody Energy Corporation	• Williams Companies Inc.

        When evaluating benchmark data for these peer companies, the median market data is applied to each individual pay component in addition to a total compensation analysis. In addition, general industry compensation data is also reviewed by the Committee to provide an additional reference point. This data is based on a broad spectrum of public companies (excluding financial services and retail companies) that had median revenues similar to the Company.

        The Committee assesses the appropriateness of the peer groups used to benchmark our compensation programs on an annual basis and adds or subtracts members of the peer groups as appropriate.

Evaluation of Stockholder "Say on Pay" Vote Results

        In recent years, the Company has been active in discussing our compensation programs and arrangements with various stakeholders. When establishing or modifying our compensation programs and arrangements for 2014, the Committee took into account both the feedback from these discussions as well as the results of the stockholder advisory vote on executive compensation, or "say on pay" vote, which occurred at our annual meeting in 2014. In that vote, approximately 72% of the votes cast approved our compensation programs and policies. As a result of those discussions, and in light of the results from our annual meeting in 2014, the Committee made the following changes to our compensation program:

  •
  The Company has stopped awarding stock options as a component of the long-term incentive program;

  •
  The Company replaced stock options with performance shares that have payouts tied to operational cash flow and total stockholder return metrics in an effort to create a more performance-oriented compensation program;

  •
  Beginning with the 2015 annual incentive compensation program year, the maximum payout levels for both safety and environmental compliance measures have been reduced from 225% to 200%;

  •
  In February 2015, the Company adopted a clawback policy; and

  •
  The Company has revised the Company's stock ownership guidelines for the senior officers and directors and added retention requirements if these guidelines are not met.

Elements of Our Compensation Program

        The Committee believes that our named executive officers, together with our other executives who have an ability to influence the achievement of our financial and operating objectives, should have a higher percentage of total compensation that is variable and, therefore, subject to greater risk. This provides closer alignment between those executive officers' total compensation with the short- and long-term interests of other stakeholders.

        In order to achieve the compensation objectives established by the Committee, the Company uses the following compensation elements:

  •
  Base salary;

  •
  Short-term incentive opportunities (the Annual Incentive Compensation Program);

  •
  Long-term incentive opportunities (the Long-Term Incentive Program); and

  •
  Certain other limited perquisites and benefits.

        In general, as the position and amount of responsibility for an executive increase, a greater percentage of that executive's total compensation will be variable. Executives with the highest level and amount of responsibility generally have the lowest percentage of their total compensation fixed as base salary and the highest percentage of their total compensation dependent upon our performance, as reflected in short- or long-term incentive awards.

        The following table shows the allocation of total target compensation for each NEO for each of the last three years:

	% of Target 2012 Compensation(1)			% of Target 2013 Compensation(1)			% of Target 2014 Compensation(1)
	Fixed	Performance- Based(2)		Fixed	Performance- Based(2)		Fixed	Performance- Based(2)
	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term	Base Salary	Annual	Long- Term
John W. Eaves	18%	18%	64%	18%	18%	64%	18%	18%	64%
John T. Drexler	22%	18%	60%	22%	18%	60%	22%	18%	60%
Paul A. Lang	21%	17%	62%	21%	17%	62%	21%	17%	62%
Kenneth D. Cochran	—	—	—	24%	15%	61%	24%	15%	61%
Robert G. Jones	24%	15%	61%	24%	15%	61%	24%	15%	61%

(1)
For purposes of determining total compensation, we have included base salary, target annual cash incentives and the value of target long-term incentive awards. We have not included other compensation elements such as perquisites or changes in pension value.

(2)
In determining the percentages shown above, the annual cash incentives and the long-term incentive awards are assumed to be paid at target levels.

Base Salary —

        We provide each named executive officer with an annual base salary. Base salaries for our named executive officers depend on each executive's experience and scope of responsibilities as well as the median market data for comparable job positions at companies within our peer group. We increase base salary primarily in response to notable achievements or for additions in scope of responsibilities. In addition, we may increase base salary to remain competitive in the marketplace.

        At the beginning of 2014, upon the recommendation of the Committee, the Board approved increases to annual base salaries for our named executive officers. As part of the Committee's annual compensation review process, the Committee determined that the base salaries for our NEOs required adjustment to align with competitive market data. The Committee believed that, even though the coal industry is currently in a depressed market, it is important to offer competitive base salaries in order to attract and retain executive talents. The Committee determined that these increases were appropriate in order to align our NEO base salaries with those offered by our peers and to assist in the retention of these individuals.

Name	2013 Salary	2014 Salary	% Increase
John W. Eaves	$850,000	$975,000	14.7%
John T. Drexler	$450,000	$525,000	16.7%
Paul A. Lang	$650,000	$675,000	3.8%
Kenneth D. Cochran	$410,000	$450,000	9.8%
Robert G. Jones	$365,000	$425,000	16.4%

Annual Incentive Compensation Program —

  Overview —

        The Committee designed the Annual Incentive Compensation Program to focus our organization on meeting and exceeding certain annual financial and operating objectives by rewarding those key employees with the greatest ability to influence our results. Early each year, the Committee considers whether annual cash incentives should be awarded based on performance from the prior year. If the Committee determines that the grant of annual cash incentive awards to one or more individuals is appropriate under the circumstances, the Committee recommends to the Board which employees should be eligible to receive an award for the year and the recommended incentive payout amounts. Annual cash awards contain various incentive levels based on the participant's accountability and impact on our performance, with target opportunities established as a percentage of base salary based on the median market data.

        The following table shows the target opportunities available to the NEOs as a percentage of their base salaries and the actual payouts as a percentage of their base salaries each of the last three years:

	2012		2013		2014
Name	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary	Target as % of Base Salary	Actual Payout as % of Base Salary
John W. Eaves	98%	33%	100%	87%	100%	165%
John T. Drexler	80%	27%	80%	69%	80%	132%
Paul A. Lang	84%	28%	85%	74%	85%	140%
Kenneth D. Cochran	—	—	60%	52%	60%	99%
Robert G. Jones	60%	20%	60%	52%	60%	99%

        The following table shows the performance measures used in the 2014 Annual Incentive Compensation Program for NEOs, together with the percentage of the total annual cash incentive grant that such component comprises. Each of the components for the NEOs is described in greater detail below.

Performance Measure	2014 — Portion of Total Target Award
Adjusted EBITDA	50%
Adjusted EPS	20%
Safety Incident Rate	15%
Environmental Compliance	15%

        We believe that these performance measures align our compensation packages with both stockholder and employee interests, by targeting specific performance goals and operational standards. By identifying meaningful performance measures and by assigning certain measures greater weight, we are able to more closely align compensation to the achievement of those business objectives over which particular employees have the greatest impact.

        If the target level of performance is achieved with respect to a particular performance measure, the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold or maximum performance level results in an applicable payout percentage that varies based on the performance measure, as shown in the table below. We prorate payouts under the annual cash incentive awards for performance levels that fall between the threshold, target and maximum performance levels. There is no payout for performance that does not meet the threshold level criteria.

Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	25%	100%	200%
Adjusted Earnings per Share	25%	100%	200%
Safety Incident Rate(1)	50%	100%	225%	(2)
Environmental Compliance	50%	100%	225%	(2)

(1)
In the event of a work-related fatality at any of our mine locations, there is no payout for the safety incident rate component.

(2)
Beginning with the 2015 Annual Incentive Compensation Program year, these maximums are reduced from 225% to 200%.

  Adjusted EBITDA —

        Each year the Company establishes a budget, including Adjusted EBITDA. "Adjusted EBITDA" is determined based on our earnings before interest, taxes, depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles, and excludes items such as acquisition-related expenses and amortization of acquired sales contracts. The Committee reviews the budget approved by the Board and sets the "target" level of this component based on that budget. The threshold and maximum amounts for this component are then set at 20% less than "target" and 30% greater than "target," respectively. The following table shows the threshold, target and maximum levels for the 2014 Annual Incentive Compensation Program.

	2014 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Adjusted EBITDA	$157,132,500	$202,027,500	$269,370,000

  Adjusted Earnings per Share (EPS) —

        The target level for Adjusted EPS is set in a similar manner to Adjusted EBITDA. The Committee reviews the budget and sets the "target" for Adjusted EPS based on the approved budget. "Adjusted EPS" is determined based on our earnings per share of our common stock outstanding, determined on a consolidated basis in accordance with generally accepted accounting principles, and excludes items such as acquisition related expenses and amortization of acquired sales contracts. The threshold and maximum amounts for this component are then set at 20% less than target and 30% greater than target, respectively. The following table shows the threshold, target and maximum levels for the 2014 Annual Incentive Compensation Program.

	2014 PERFORMANCE GOALS
Performance Measure	Threshold		Target		Maximum
Adjusted EPS	$(2.24	)(1)	$(1.89	)(1)	$(1.38	)(1)

(1)
In establishing the performance goals, the Committee did consider whether it was appropriate to establish goals that were negative. Because these targets are based on budget, and the failure to meet these targets would lead to a decline in the Company's operating results and financial performance, the Committee decided that these goals were appropriate.

  Safety Incident Rate —

        Safety is an important emphasis for the Company and, the Board believes, each of the Company's stakeholders. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which, in turn lead to improved operating performance. Because of these factors, the Committee uses Safety Incident Rate as a component of the annual incentive compensation program. "Safety Incident Rate" is determined based on the Company's historical performance, and is the number of reportable injuries per 200,000 man hours. The "target" goal is set at a 10% improvement over the Company's three-year average, while the threshold and maximum goals are the Company's three-year average and 15% improvement over the Company's three-year average, respectively. In addition, there is no payout for this performance measure if there is a work-related fatality during the fiscal year. The following table shows the threshold, target and maximum levels for the 2014 Annual Incentive Compensation Program.

	2014 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Safety Incident Rate	1.55	1.40	1.32

  Environmental Compliance —

        Like safety, environmental compliance is an important goal for the Company. Improved environmental compliance can improve the areas in which our employees live and operate and reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The Committee has established an environmental compliance component based on Notices of Violation, or NOVs, received by the Company and its subsidiaries. Similar to the safety component, the target goal for this component is a 10% improvement over the Company's three-year average, with threshold and maximum goals being the Company's three-year average and a 20% improvement over the Company's three-year average, respectively.

The following table shows the threshold, target and maximum levels for the 2014 Annual Incentive Compensation Program.

2014 PERFORMANCE GOALS
Performance Measure	Threshold	Target	Maximum
Environmental Compliance	19 NOVs	17 NOVs	15 NOVs

  2014 Payout under the Annual Incentive Compensation Program

        In early 2015, the Committee evaluated the level of achievement of the various performance measures for 2014 and made the following determinations:

Performance Measure	Actual Performance	Applicable Payout Percentage	Relative Weighting	Weighted Payout Percentage
Adjusted EBITDA	$229,292,000	140.5%	50%	70.24%
Adjusted Earnings per Share	$(1.70)	137.6%	20%	27.53%
Safety Incident Rate	1.10	225%	15%	33.75%
Environmental Compliance	8 NOVs	225%	15%	33.75%

        Based on the actual performance as set forth above, the following cumulative amounts of payouts were made under the 2014 Annual Incentive Compensation Program for the Company's 2014 performance:

Name	Target as % of Base Salary	Actual Payout as % of Base Salary	Dollar Amount of Payout
John W. Eaves	100%	165%	$1,611,408
John T. Drexler	80%	132%	$694,145
Paul A. Lang	85%	140%	$948,251
Kenneth D. Cochran	60%	99%	$446,236
Robert G. Jones	60%	99%	$421,445

Long-Term Incentive Program

        Overview —

        The Committee designed our long-term incentive program to promote decision-making that creates long-term value for our stakeholders. The Committee believes that an effective long-term incentive program should also create strong retention incentives for those key employees who are most likely to influence our long-term performance. In addition, we attempt to align the long-term interests of our executives with those of our stockholders by allocating a significant portion of the long-term incentive program to awards whose values are tied to the value of our common stock.

        The following table shows the components of our long-term incentive program for each of the last three years and for 2015, together with the percentage associated with such portion of the award compared to the total award granted in that year. Long-term incentive awards contain various incentive levels based on the participant's accountability and potential influence on our performance, with target opportunities established as a percentage of base salary based on the median market data. Each of the components used in the 2014 and 2015 long-term incentive program for the NEOs is described in greater detail below.

Compensation Component	2012	2013	2014	2015
Performance shares	—	—	35%*	35%*
Performance units	30%	30%	30%	30%
Restricted stock/restricted stock units	35%	35%	35%	35%
Stock options	35%	35%	—	—

*
Performance shares include a Total Stockholder Return (TSR) modifier.

        Some or all of these performance measures may be used for our other employees, and the performance measures may differ for various groups or classifications of employees. We believe that the performance measures for our performance units and performance shares, together with the TSR modifier potentially applicable to the performance shares, align our NEOs' long-term compensation packages with the long-term interests of our stakeholders.

        If the target level performance is achieved with respect to a particular performance measure (subject to the TSR modifier discussed below), the applicable payout percentage for that performance measure will equal 100%. Achievement at the threshold or maximum performance level results in an applicable payout percentage that varies based on the performance measure, as further discussed below.

        Performance Shares —

        Beginning in 2014, the Company replaced stock options with performance shares as 35% of the value of the long-term incentive program in order to motivate our NEOs and other key employees to focus on strategic company objectives over a multi-year period. Performance shares are shares of common stock that can be earned over a three-year performance period, contingent on the Company achieving its specific, pre-established operating cash flow goals. The ultimate number of shares earned is calculated based on actual performance relative to the targets established, and will be further modified up or down based on our total shareholder return achieved relative to its peers over the three-year performance period. Based on performance, NEOs may receive a 0% payout if performance thresholds are not achieved. NEOs may receive a maximum payout of two times the target number of shares awarded if maximum levels of financial performance are achieved. Performance share awards in 2014 are subject to a three-year cliff vesting schedule. An executive may forfeit the award if his or her employment terminates before they vest.

        Performance shares can provide significant value to recipients because the number of shares earned is variable based on actual performance, and the value underlying each share of common stock is tied to the current stock price. Performance shares, therefore, satisfy our objectives to focus executives on both the achievement of financial goals and the appreciation in the value of our common stock.

        For the 2014 performance share awards, rather than establish a total operating cash flow target for three years, the Committee has divided each performance share award into three tranches, each subject to a separate operating cash flow target over the next three years. The operating cash flow goals are set at the start of each performance year in order to provide the Committee with a better opportunity to assess and establish appropriate target levels of performance. Because goals are set on a year-by-year basis, only a one-third portion is considered granted for accounting purposes each year, and only that one-third portion will appear in the Summary Compensation Table for that year. The following table shows the operating cash flow goals and results for the 2014 portion of the award:

  Operating Cash Flow Goals and Achievement for 2014

Tranche	Threshold (50% of Target)	Target (100%)	Maximum (200% of Target)	Actual Results(1)
Tranche 1: January - December 2014	$0	$30,061,000	$100,000,000	($33,582,000)

(1)
Because threshold was not met, there will be no payout for this tranche at the end of the three year performance period.

        As noted above, the portion earned based on operating cash flow performance for a year remains subject to cliff vesting at the end of the three-year period and further modification measured over the three-year period based on a total shareholder return modifier, as follows:

  Total Shareholder Return Modifier (Adjustment from –25% to +25%)

Peer Group	Threshold (–12.5% Adjustment)	Target (No Adjustment)	Maximum (+12.5% Adjustment)
Peer Group (50% Weight)	20th Percentile and below	50th Percentile	90th Percentile and above
Coal Group (50% Weight)	20th Percentile and below	50th Percentile	90th Percentile and above

  Performance Units —

        Performance units are used as a component of our long-term incentive program in order to motivate our NEOs and other key employees to focus on our operating performance over a multi-year period. Performance units generally provide an opportunity for key employees to earn compensation upon the successful achievement of our objectives over a three-year period. The Committee has also retained discretion to further align the long-term interests of our stockholders and executives by providing that payouts under performance units may be in the form of cash, stock or a combination of the two.

        Payouts under the performance units granted will depend upon our achievement of certain safety and environmental objectives over a three-year period. Both safety and environmental objectives are important short- and long-term priorities for the Company. Strong safety performance leads to improved employee performance and lower costs associated with regulatory citations, insurance and litigation matters, which, in turn lead to improved operating performance. Improved environmental compliance can improve the areas in which our employees live and operate and also reduce long-term costs and expenses associated with fines, remediation issues and litigation matters. The "target" levels for each of these are equal to a 10% improvement over the prior three-year average of the Company.

        During our ongoing discussions with stakeholders, some stakeholders have raised a question about why we include safety and environmental performance in both our annual and long-term incentive programs, with several thinking these measures were duplicative. Our industry has seen first-hand the impact that lax safety and environmental performance can have on the long-term viability of a company, and we feel strongly that a significant focus on both strong safety and environmental performance is not only beneficial for the safety of our employees and the communities in which we operate, but also a pillar of the long-term success and future of our Company.

        In addition, the safety and environmental components of our long-term incentive program do not include a "threshold" measure. Payout is only made if the Company meets a 10% improvement over the Company's prior three-year average. Finally, with respect to the safety component, payout at the "maximum" level is conditioned not only on meeting the safety measure, but also on exceeding each of the three-year averages for three of our competitors, as shown on the tables below.

2014 Safety and Environmental Compliance Goals

Safety Incident Rate (50% of Total Award)			Environmental Compliance (50% of Total Award)
Payout Factor	Incident Rate		Payout Factor	Notices of Violation
Target (100%)	1.40		Target (100%)	17
175% of Target	1.32		Maximum (200%)	15
Maximum (200%)	1.32	(1)

(1)
To achieve Safety Incident Rate maximum payout, the incident rate must be 1.32 or lower and the Safety Incident Rate must be better than the three-year average of Alpha Natural Resources. Inc., Consol Energy, Inc., and Peabody Energy Corp.

        Our compensation program for 2012 included an award of performance units earned based on 2012-2014 performance. In early 2015, the Committee evaluated the level of achievement of the various performance measures for the 2012-2014 performance period and made the following determinations:

Performance Measure	Target	Actual Performance	Relative Weighting	Weighted Payout Percentage
Safety Incident Rate	2.17	1.10	50%	87.5%
Environmental Compliance	54	8	50%	100%

        Total amounts paid to each NEO under the 2012 performance unit awards for the Company's 2012-2014 performance are set forth on page 61.

  Restricted Stock Units and Restricted Stock —

        We believe that restricted stock units and restricted stock can provide a significant retention incentive since they have real, current value that an executive may forfeit if his or her employment terminates before the awards vest. In addition, restricted stock units and restricted stock satisfy our compensation objectives by promoting long-term decision-making that is intended to result in appreciation in the value of our common stock.

        When awarded, we generally condition receipt of the common stock underlying these awards on the executive's continued employment. Restricted stock units and restricted stock usually vest in full at the end of a specific period, generally three years in length. In determining the conditions associated with these types of awards, the Committee considers the market competition for the executive's position, the ability of the executive to influence our long-term financial and operating performance and succession planning. The Committee has retained discretion whether or not to consider the number of shares of our common stock held by an executive in recommending subsequent awards of restricted stock units or restricted stock. The actual number of shares of restricted stock units granted to each NEO as part of a 2014 long-term incentive compensation award is set forth in the table under "Grants of Plan-Based Awards for the Year Ended December 31, 2014." All restricted stock unit awards granted in 2014 and 2015 were subject to a three-year cliff vesting schedule.

  Other Benefits —

        Perquisites and Other Benefits —  We provide a limited number of perquisites and other benefits to our NEOs. The purpose of perquisites and other benefits of a similar nature is to attract and retain executives with a comprehensive compensation package. We provide the following perquisites to a limited number of our executives:

        Financial, Estate and Tax Planning Services —  We provide our NEOs with financial, estate and tax planning services in order to assist them with the complexities of the various compensation arrangements that we maintain, retirement planning and compliance with our stock ownership guidelines.

        Club Membership Dues —  We provide a limited number of our NEOs with memberships for country clubs. We intend for these club memberships to provide access to facilities that our NEOs may use for private business and business entertainment meetings.

        Other Perquisites —  We provide certain of our NEOs with a limited personal use of our corporate aircraft. For more information about these perquisites, including the incremental cost to us for providing them, refer to the table included as a footnote to the Summary Compensation Table below.

        The above perquisites are taxable to the executives. Executives do not receive any tax gross up payments on perquisites.

        Participation in Benefit Plans and Other Compensation Arrangements —  Each of our NEOs is eligible to participate in the same health and welfare plans as our other eligible employees. These plans include medical and dental insurance, life, travel and accidental death and dismemberment insurance, short-and long-term disability coverage and participation in our qualified defined benefit pension plan and qualified defined contribution plan. In addition, each of our NEOs is eligible to participate in our supplemental retirement plan and non-qualified deferred compensation plan, and each of our NEOs is subject to a change-in-control agreement.

        The following is a summary of certain benefit plans and other compensation arrangements available to our NEOs but for which our other employees may not be eligible:

        Supplemental Retirement Plan Benefits —  We sponsor a tax-qualified defined benefit plan covering all of our eligible employees, including our executives. The Internal Revenue Code limits the amount of qualified retirement benefits we may provide for certain employees. As a result, we sponsor a supplemental retirement plan that provides eligible employees, including the NEOs, with additional retirement benefits that would otherwise be available under our defined benefit pension plan but for the limitations contained in the Internal Revenue Code. For more information about our defined benefit pension plan and our supplemental retirement plan, including the accumulated benefits attributable to our NEOs, you should see "Pension Benefits" below.

        Non-Qualified Deferred Compensation Plan —  We sponsor a tax-qualified defined contribution plan covering all of our eligible employees, including the NEOs. Under this plan, eligible employees, including the NEOs, may contribute up to 50% of their base salaries to the plan, subject to certain limitations contained in the Internal Revenue Code. We contribute one dollar for each dollar contributed by our employees, up to a maximum of 6% of employees' base salaries. The Internal Revenue Code limits the amount certain of our employees may contribute to our tax-qualified defined contribution plan in any tax year. As a result, we sponsor a non-qualified deferred compensation plan that allows eligible employees, including the NEOs, to defer receipt of a portion of their base salaries and certain annual and long-term cash incentive awards not subject to these limits. The deferred compensation plan provides higher-paid employees with the full Company matching contribution to which they would otherwise be entitled under our defined contribution plan but for the limitations contained in the Internal Revenue Code. For more information about our deferred compensation plan, including information about amounts attributable to our NEOs, you should see "Non-Qualified Deferred Compensation" below.

        Change-in-Control Agreements —  In order to provide certain key employees, including the NEOs, with some financial security in the event their employment with our organization is terminated without cause or under certain circumstances following a change-in-control, we provide those employees with change-in-control agreements that provide for cash payments and certain other severance benefits upon a qualifying termination. We believe that the change-in-control agreements we maintain with our key employees provide a meaningful mechanism by which to retain those individuals who are most capable of affecting our future performance. Our change-in-control agreements do not include tax gross up provisions. For more information about the change-in-control agreements with our NEOs, you should see "Potential Payments Upon Termination of Employment or Change-in-Control" below.

        Stock Ownership Guidelines —  Our Board has adopted stock ownership guidelines that are intended to promote meaningful stock ownership by our executives. These guidelines specify a number of shares of our common stock, including unvested restricted stock, unvested restricted stock units, shares held through our qualified defined contribution plan and hypothetical shares of our common stock held through our non-qualified deferred compensation plan, that our executives must accumulate within five years of becoming an executive officer of the Company. The specific share holding guidelines are determined based on a multiple of base salary. In 2014 our Board increased our senior officer ownership requirements to those set forth below in order to align our requirements with competitive industry practices.

Position	Requirement
Chief Executive Officer	5 × Salary
Chief Operating Officer	3 × Salary
Chief Financial Officer	3 × Salary
All other senior officers	2 × Salary

        Each officer has five years from the date the new ownership guidelines were adopted to come into compliance with their respective requirement. As of December 31, 2014, each of the NEOs was in compliance with, or was in process of compliance with, the stock ownership goals adopted by the Board. If an officer does not meet the applicable guideline at any time after the initial five-year period, the officer is required to hold a minimum of 67% of the net shares resulting from any future vesting of equity awards (i.e., restricted stock, restricted stock units or performance shares) until the guideline is met.

        Anti-Hedging and Anti-Pledging Policy —  Each of our NEOs and directors is subject to the terms of our securities trading policies. Those policies prohibit entering into hedging transactions involving our stock, including trading in or writing "puts" and "calls" or engaging in "short sales," "margining" or any other action designed to offset any change in the value of the Company's stock. Those policies also prohibit NEOs and directors from pledging any Company securities.

Impact of Tax Considerations on Compensation

        The Internal Revenue Code limits the amount of the tax deduction we are entitled to take for compensation paid to our Chief Executive Officer and our next our next three most highly compensated officers other than our Chief Financial Officer for a particular year unless the compensation meets specific standards. We may deduct compensation in excess of $1 million if compensation is "performance-based" and is paid pursuant to a plan that is stockholder approved and meets certain requirements. In developing, implementing and administering our executive compensation program, the Committee considers the impact of these limits and balances the desire to maximize the deductibility of compensation with the goal of attracting, motivating and retaining highly-talented executives.

        We generally seek to maximize the tax deductibility of all elements of compensation. However, in light of the need to maintain flexibility in administering our executive compensation program, the Committee retains discretion to recommend to the Board compensation in excess of the limits, even if a portion of it may not be deductible.

Summary Compensation Table

        The following table is a summary of compensation information for our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly compensated executives for the fiscal year ended December 31, 2014:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John W. Eaves	2014	$975,000	$0	$2,744,517	$0	$3,151,533	$399,162	$75,185	$7,345,397
President and Chief	2013	$850,000	$0	$904,790	$849,493	$1,624,250	$43,121	$76,432	$4,348,086
Executive Officer	2012	$779,712	$0	$912,743	$944,313	$923,695	$261,526	$128,476	$3,950,465
John T. Drexler	2014	$525,000	$0	$1,161,015	$0	$1,390,239	$163,121	$45,665	$3,285,040
Senior Vice President and	2013	$450,000	$0	$376,299	$353,332	$806,400	$0	$48,540	$2,034,571
Chief Financial Officer	2012	$450,000	$0	$413,721	$406,234	$473,940	$102,150	$46,425	$1,892,470
Paul A. Lang	2014	$675,000	$0	$1,628,718	$0	$1,943,314	$279,748	$54,504	$4,581,284
Executive Vice President	2013	$650,000	$0	$593,082	$556,831	$1,000,413	$2,018	$35,018	$2,837,362
and Chief Operating Officer	2012	$600,962	$0	$590,041	$615,482	$542,176	$197,276	$57,123	$2,603,060
Kenneth D. Cochran	2014	$450,000	$0	$904,791	$0	$795,361	$115,711	$39,152	$2,305,015
Senior Vice President —	2013	$410,000	$0	$311,708	$292,663	$277,890	$37,650	$38,499	$1,368,410
Operations	2012	—	$0	—	—	—	—	—	—
Robert G. Jones	2014	$425,000	$0	$854,865	$0	$934,726	$165,238	$35,734	$2,415,564
Senior Vice President — Law,	2013	$365,000	$0	$277,713	$260,606	$554,435	$16,071	$37,071	$1,510,896
General Counsel and Secretary	2012	$365,000	$0	$305,067	$299,730	$380,963	$127,389	$36,617	$1,514,766

(1)
Amounts shown include amounts that our NEOs elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(2)
Amounts shown represent the aggregate grant date fair value of all stock and stock option awards, as applicable, made to each executive during the year indicated. We have determined the grant date fair value in accordance with FASB ASC Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The determination of the grant date fair value is subject to certain estimates and assumptions described in Note 18, Stock-Based Compensation and Other Incentive Plans, to our consolidated financial statements for the year ended December 31, 2014. Amounts shown do not necessarily represent the actual value that may ultimately be received by the executives.

(3)
Amounts shown include the following payouts:

Name	Year	Annual Cash Incentive Awards	Performance Unit Awards(#)
John W. Eaves	2014	$1,611,408	$1,540,125
	2013	$735,250	$889,000
	2012	$257,085	$666,610
John T. Drexler	2014	$694,145	$696,094
	2013	$311,400	$495,000
	2012	$121,500	$352,440
Paul A. Lang	2014	$948,251	$995,063
	2013	$477,913	$522,500
	2012	$170,156	$372,020
Kenneth D. Cochran	2014	$446,236	$349,125
	2013	$212,790	$65,100
	2012	—	—
Robert G. Jones	2014	$421,445	$513,281
	2013	$189,435	$365,000
	2012	$73,913	$307,050
  (#)
  Performance unit awards represent payout of performance unit awards granted in 2012 for the 2012-2014 performance period under Arch's long-term incentive program. Half of these awards were tied to a safety performance measure and half were tied to an environmental performance measure. Below is a table that lists the performance measure, the applicable threshold, target and maximum achievement levels for each performance measure and the actual performance for each performance measure.

Performance Measure	Relative Weighting	Threshold	Target	Maximum	Actual Performance
Safety Incident Rate	50%	—	2.17	2.06 plus 3-year average must exceed top three industry competitors	1.26 and did not out perform all three competitors
Environmental	50%	—	54 NOVs	51 NOVs	12 NOVs

  Amounts shown include amounts that the NEO elected to defer, on a discretionary basis, pursuant to our deferred compensation plan.

(4)
Amounts shown represent the changes in the actuarial present value of the accumulated benefits for our NEOs under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with FASB ASC Topic 715 (formerly referred to as Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2014 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(5)
Amounts shown include the following:

Name	Year	Matching Contribution to Plan	Credits Under Deferred Compensation Plan	Dividends/ Dividend Equivalents	Financial Planning Services	Club Membership Dues	Tax Reimbursement	Other*	Total
John W. Eaves	2014	$15,600	$35,700	$0	$14,700	$9,185	$0	$0	$75,185
President and Chief	2013	$15,300	$32,966	$1,596	$16,825	$9,745	$0	$0	$76,432
Executive Officer	2012	$13,817	$23,613	$2,660	$12,998	$9,000	$0	$66,388	$128,476
John T. Drexler	2014	$10,835	$15,577	$0	$10,793	$8,460	$0	$0	$45,665
Senior Vice President	2013	$11,423	$16,615	$888	$10,518	$9,096	$0	$0	$48,540
and Chief Financial	2012	$10,385	$16,615	$1,480	$10,145	$7,800	$0	$0	$46,425
Officer
Paul A. Lang	2014	$7,788	$30,720	$0	$1,900	$0	$0	$14,096	$54,504
Executive Vice	2013	$8,280	$23,796	$942	$2,000	$0	$0	$0	$35,018
President and Chief	2012	$12,261	$15,364	$7,570	$1,900	$0	$0	$20,028	$57,123
Operating Officer
Kenneth D. Cochran	2014	$14,279	$10,691	$160	$14,022	$0	$0	$0	$39,152
Senior Vice President —	2013	$13,909	$8,942	$2,100	$13,548	$0	$0	$0	$38,499
Operations	2012	—	—	—	—	—	—	—	—
Robert G. Jones	2014	$10,733	$11,138	$0	$13,864	$0	$0	$0	$35,735
Senior Vice President — Law,	2013	$10,762	$11,582	$660	$14,067	$0	$0	$0	$37,071
General Counsel and Secretary	2012	—	—	—	—	—	—	—	—

*
Other items shown in the table above include personal use of corporate aircraft. We determine the aggregate incremental cost of the personal use of corporate aircraft by reference to a cost-per- flight-hour charge developed by a nationally-recognized and independent service. The cost-per-flight-hour charge reflects the direct operating cost of the aircraft, including fuel, aircraft landing and parking, as well as an allocable allowance for maintenance and engine restoration. Fixed costs that do not change based on usage, such as pilot salaries, depreciation and insurance are not included.

Grants of Plan-Based Awards for the Year Ended December 31, 2014

        The following table shows information relating to the grants of certain equity and non-equity awards made to the NEOs during 2014:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
John W. Eaves	2/27/2014	(2)	$316,875	$975,000	$2,023,125
	2/27/2014					291,350			$1,313,989
	2/27/2014					291,350			$1,430,529
	2/27/2014	(3)		$1,023,750	$2,047,500
John T. Drexler	2/27/2014	(2)	$136,500	$420,000	$871,500
	2/27/2014					123,250			$555,858
	2/27/2014					123,250			$605,158
	2/27/2014	(3)		$433,150	$866,300
Paul A. Lang	2/27/2014	(2)	$186,469	$573,750	$1,190,531
	2/27/2014					172,900			$779,779
	2/27/2014					172,900			$848,939
	2/27/2014	(3)		$607,500	$1,215,000
Kenneth D. Cochran	2/27/2014	(2)	$87,750	$270,000	$560,250
	2/27/2014					96,050			$433,186
	2/27/2014					96,050			$471,606
	2/27/2014	(3)		$337,500	$675,000
Robert G. Jones	2/27/214	(2)	$82,875	$255,000	$529,125
	2/27/2014					90,750			$409,283
	2/27/2014					90,750			$445,583
	2/27/2014	(3)		$318,750	$637,500

(1)
Amounts represent the grant date fair value of restricted stock, restricted stock units, performance shares, or stock options we awarded to the NEOs for 2014, determined in accordance with FASB ASC Topic 718 (formerly referred to as Statement of Financial Accounting Standards No. 123R, Share-Based Payment). The determination of grant date fair value is subject to certain estimates and assumptions described in Note 18 to our consolidated financial statements for the year ended December 31, 2014 and under the heading "Stock-Based Compensation" in the section entitled "Critical Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)
Amounts represent the potential amounts payable to each NEO under the annual cash incentive awards for 2014 assuming threshold, target and maximum levels of performance. Amounts paid to each NEO under our annual cash incentive awards for 2014 have been included under the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(3)
Amounts represent the potential amounts payable in 2017 to each NEO under performance units awarded in 2014 assuming target and maximum levels of performance for the 2014-2016 performance period. You should see the information under the heading "Elements of Our Compensation Program" in the sub-section entitled "Compensation Discussion and Analysis" for more information about our performance unit awards.

Outstanding Equity Awards at December 31, 2014

        The following table shows information relating to the equity awards previously made to the NEOs which remain outstanding at December 31, 2014.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John W. Eaves	119,250	(2)	238,500	(2)	0	$5.23	2/28/2023	0		$0.00	0	$0.00
	32,134	(3)	16,066	(3)	0	$9.62	4/26/2022	0		$0.00	0	$0.00
	89,767	(4)	44,883	(4)	0	$13.93	2/23/2022	0		$0.00	0	$0.00
	130,350	(5)	0	(5)	0	$14.05	2/19/2019	0		$0.00	0	$0.00
	90,800	(6)	0	(6)	0	$22.65	2/18/2020	0		$0.00	0	$0.00
	84,800	(7)	0	(7)	0	$32.49	2/24/2021	0		$0.00	0	$0.00
	86,200	(8)	0	(8)	0	$32.99	2/22/2017	0		$0.00	0	$0.00
	80,000	(9)	0	(9)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	42,750	(10)	0	(10)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	0		0		0			53,300	(11)	$94,874.00	0	$0.00
	0		0		0			17,700	(12)	$31,506.00	0	$0.00
	0		0		0			173,000	(13)	$307,940.00	0	$0.00
	0		0		0			291,350	(18)	$518,603.00	0	$0.00
	0		0		0			291,350	(19)	$518,603.00	0	$0.00

Total	756,051		299,449		0			826,700		$1,471,526.00	0	$0.00

John T. Drexler	49,600	(2)	99,200	(2)	0	$5.23	2/28/2023	0		$0.00	0	$0.00
	49,967	(4)	24,983	(4)	0	$13.93	2/23/2022	0		$0.00	0	$0.00
	63,650	(5)	0	(5)	0	$14.05	2/19/2019	0		$0.00	0	$0.00
	48,000	(6)	0	(6)	0	$22.65	2/18/2020	0		$0.00	0	$0.00
	47,250	(7)	0	(7)	0	$32.49	2/24/2021	0		$0.00	0	$0.00
	8,700	(8)	0	(8)	0	$32.99	2/22/2017	0		$0.00	0	$0.00
	4,650	(9)	0	(9)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	34,400	(14)	0	(14)	0	$56.84	4/24/2018	0		$0.00	0	$0.00
	0		0		0		2/23/2022	29,700	(11)	$52,866.00	0	$0.00
	0		0		0			71,950	(13)	$128,071.00	0	$0.00
	0		0		0			123,250	(18)	$219,385.00	0	$0.00
	0		0		0			123,250	(19)	$219,385.00	0	$0.00

Total	306,217		124,183		0			348,150		$619,707.00	0	$0.00

Paul A. Lang	78,167	(2)	156,333	(2)	0	$5.23	2/28/2023	0		$0.00	0	$0.00
	24,567	(3)	12,283	(3)	0	$9.62	4/26/2022	0		$0.00	0	$0.00
	55,534	(4)	27,766	(4)	0	$13.93	2/23/2022	0		$0.00	0	$0.00
	67,200	(5)	0	(5)	0	$14.05	2/19/2019	0		$0.00	0	$0.00
	50,700	(6)	0	(6)	0	$22.65	2/18/2020	0		$0.00	0	$0.00
	49,850	(7)	0	(7)	0	$32.49	2/24/2021	0		$0.00	0	$0.00
	56,750	(8)	0	(8)	0	$32.99	2/22/2017	0		$0.00	0	$0.00
	42,900	(9)	0	(9)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	0		0		0			33,000	(11)	$58,740.00	0	$0.00
	0		0		0			13,550	(12)	$24,119.00	0	$0.00
	0		0		0			113,400	(13)	$201,852.00	0	$0.00
	0		0		0			172,900	(18)	$307,762.00	0	$0.00
	0		0		0			172,900	(19)	$307,762.00	0	$0.00

Total	425,668		196,382		0			505,750		$900,235.00	0	$0.00

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth D. Cochran	41,084	(2)	82,166	(2)	0	$5.23	2/28/2023	0		$0.00	0	$0.00
	18,434	(15)	9,216	(15)	0	$7.42	8/9/2022	0		$0.00	0	$0.00
	14,434	(4)	7,216	(4)	0	$13.93	2/23/2022	0		$0.00	0	$0.00
	10,050	(5)	0	(5)	0	$14.05	2/19/2019	0		$0.00	0	$0.00
	7,600	(6)	0	(6)	0	$22.65	2/18/2020	0		$0.00	0	$0.00
	5,200	(7)	0	(7)	0	$32.49	2/24/2021	0		$0.00	0	$0.00
	7,500	(8)	0	(8)	0	$32.99	2/22/2017	0		$0.00	0	$0.00
	7,850	(9)	0	(9)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	0		0		0			8,600	(11)	$15,308.00	0	$0.00
	0		0		0			14,550	(17)	$25,899.00	0	$0.00
	0		0		0			59,600	(13)	$106,088.00	0	$0.00
	0		0		0			96,050	(18)	$170,969.00	0	$0.00
	0		0		0			96,050	(19)	$170,969.00	0	$0.00

Total	112,152		98,598		0			274,850		$489,233.00	0	$0.00

Robert G. Jones	36,584	(2)	73,166	(2)	0	$5.23	2/28/2023	0		$0.00	0	$0.00
	36,867	(4)	18,433	(4)	0	$13.93	2/23/2022	0		$0.00	0	$0.00
	55,450	(5)	0	(5)	0	$14.05	2/19/2019	0		$0.00	0	$0.00
	41,850	(6)	0	(6)	0	$22.65	2/18/2020	0		$0.00	0	$0.00
	34,850	(7)	0	(7)	0	$32.49	2/24/2021	0		$0.00	0	$0.00
	53,250	(8)	0	(8)	0	$32.99	2/22/2017	0		$0.00	0	$0.00
	34,700	(9)	0	(9)	0	$52.69	2/21/2018	0		$0.00	0	$0.00
	0		0		0			21,900	(11)	$38,982.00	0	$0.00
	0		0		0			53,100	(13)	$94,518.00	0	$0.00
	0		0		0			90,750	(18)	$161,535.00	0	$0.00
	0		0		0			90,750	(19)	$161,535.00	0	$0.00

Total	293,551		91,599		0			256,500		$456,570.00	0	$0.00

(1)
Calculated using the closing price for our common stock as reported on the New York Stock Exchange on December 31, 2014.

(2)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 28, 2014, February 28, 2015 and February 28, 2016.

(3)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of April 26, 2013, April 26, 2014 and April 26, 2015.

(4)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 23, 2013, February 23, 2014 and February 23, 2015.

(5)
Stock options vest at the rate of 25% per year, with vesting dates of February 19, 2010, February 19, 2011, February 19, 2012 and February 19, 2013.

(6)
Stock options vest at the rate of 25% per year, with vesting dates of February 18, 2011, February 18, 2012, February 18, 2013 and February 18, 2014.

(7)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 24, 2012, February 24, 2013 and February 24, 2014.

(8)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 22, 2008, February 22, 2009 and February 22, 2010.

(9)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 21, 2009, February 21, 2010 and February 21, 2011.

(10)
One-half of the stock options vest on each of February 21, 2011 and February 21, 2012.

(11)
Restricted stock units vest on February 23, 2015.

(12)
Restricted stock units vest on April 26, 2015.

(13)
Restricted stock units vest on February 28, 2016.

(14)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of April 24, 2009, April 24, 2010 and April 24, 2011.

(15)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of August 9, 2013, August 9, 2014 and August 9, 2015.

(16)
Stock options vest at the rate of 33 1/3% per year, with vesting dates of February 28, 2014, February 28, 2015 and February 28, 2016.

(17)
Restricted stock units vest on August 9, 2015.

(18)
Restricted stock units vest on February 27, 2017.

(19)
Performance shares vest on February 27, 2017.

Option Exercises and Stock Vested for the Year Ended December 31, 2014

        The following table shows information relating to the exercise or vesting of certain equity awards previously made to the executives named in this proxy statement during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John W. Eaves	—	—	13,300	$55,594
John T. Drexler	—	—	7,400	$30,932
Paul A. Lang	—	—	7,850	$32,813
Kenneth D. Cochran	—	—	17,500	$52,030
Robert G. Jones	—	—	5,500	$22,990

(1)
Amounts shown represent the value realized upon exercise of outstanding stock options calculated by multiplying the number of shares acquired upon exercise by the difference between the option exercise price and the fair market value of our common stock on the date of exercise.

(2)
Amounts shown represent the value realized upon vesting of outstanding awards calculated by multiplying the number of shares that vested by the fair market value of our common stock on the date of vesting.

Pension Benefits

        Defined Benefit Pension Plan.    We sponsor a defined benefit pension plan covering all of our eligible employees, including our NEOs. Employees become eligible to participate in the plan after working 1,000 hours. A cash balance account is established for each participant. Participants become vested in their cash balance accounts after serving three years with us. Upon retirement or upon termination of employment following three years of service with us, participants or their beneficiaries may elect to receive benefits in a lump sum, in installments over a period of time or at a later date. Under the terms of the plan, normal retirement occurs on the first day of the month following the date a participant turns 65.

        We credit each participant's cash balance account with an interest amount based on the U.S. Treasury rate, subject to an annual minimum rate of 4.25%. In addition, we provided transition credits to employees who participated in certain predecessor plans for a period up to the number of years of credited service with the predecessor plan, subject to certain maximum amounts depending upon the particular plan. All credits to transition employees end on December 31, 2012. The transition contribution rates ranged from 1% to 4% of compensation, depending upon the participant's age at the end of the year. Annually, we also credit each participant's cash balance account with an amount, reflected as a percentage of compensation, based on the participant's age at the end of the year. For purposes of determining the contribution amount, compensation includes salary, regular wages, overtime pay, earned vacation pay, short-term incentive compensation payments and amounts contributed by the participant to a qualified defined contribution plan or cafeteria plan maintained by us, subject to certain limits imposed under the Internal Revenue Code (the "Code"). The following table shows the percentages of compensation we contribute to each participant's account, based on the participant's age at the end of the year:

Age at End of Year	Contribution Rate (% of Compensation)
Less than 30	3%
30-39	4%
40-44	5%
45-49	6%
50-54	7%
55 and over	8%

        Supplemental Retirement Plan.    We sponsor a supplemental retirement plan covering all of our eligible employees, including our NEOs, whose retirement benefits under our defined benefit pension plan are limited by the Code. Under our supplemental retirement plan, each eligible employee is entitled to receive a lump sum amount equal to the difference between the amount that would have been paid under our defined benefit pension plan but for the limitations contained in the Code and the actual amount that the employee is entitled to receive under our defined benefit pension plan after taking into account the limitations imposed by the Code. Subject to the limitations contained in the Code, benefits under the supplemental retirement plan will be paid six months after termination.

        The following table shows information relating to the accumulated benefits to which the NEOs are entitled under our defined benefit pension plans at December 31, 2014:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
John W. Eaves	Arch Coal, Inc. Retirement Account Plan	32	$1,463,551	—
	Arch Coal, Inc. Supplemental Retirement Plan	32	$577,349	—
John T. Drexler	Arch Coal, Inc. Retirement Account Plan	17	$325,740	—
	Arch Coal, Inc. Supplemental Retirement Plan	17	$202,358	—
Paul A. Lang	Arch Coal, Inc. Retirement Account Plan	30	$925,661	—
	Arch Coal, Inc. Supplemental Retirement Plan	30	$404,932	—
Kenneth D. Cochran	Arch Coal, Inc. Retirement Account Plan	9	$275,698	—
	Arch Coal, Inc. Supplemental Retirement Plan	9	$173,379	—
Robert G. Jones	Arch Coal, Inc. Retirement Account Plan	23	$856,067	—
	Arch Coal, Inc. Supplemental Retirement Plan	23	$167,799	—

(1)
Under our defined benefit pension plans, certain of our NEOs have been credited with additional years of service attributable to employment with one or more predecessor entities as follows: Mr. Eaves — 15 years, Mr. Lang — 13 years, and Mr. Jones — 6 years.

(2)
Amounts shown for each named executive officer represent the actuarial present value of the named executive's accumulated benefit under our defined benefit pension plans as of December 31, 2014, computed in accordance with FASB ASC Topic 715 (formerly known as Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit Plans, to our consolidated financial statements for the year ended December 31, 2014 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Non-Qualified Deferred Compensation

        We maintain a deferred compensation plan that allows an eligible employee to defer receipt of his or her base salary and/or incentive awards until the date or dates elected by the participant. The amounts deferred are invested in cash accounts that mirror the gains and/or losses of a number of different investment funds, including a hypothetical investment in shares of our common stock. The deferred compensation plan offers participants a wide range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. These investment funds are substantively similar to the investment alternatives offered to participants of our defined contribution plan. The plan does not offer any above-market rates of return to any of our NEOs.

        Participants in the plan may defer up to 85% of their base salaries and up to 100% of their annual incentive awards. The plan also allows participants to defer receipt of up to 100% of the shares issuable under any restricted stock units or performance-contingent phantom stock awards granted to executives under our long-term incentive program. Participants are always vested in their deferrals to the plan and any related earnings. We contribute one dollar for each dollar of base salary deferred by participants in the plan, up to a maximum of 6% of the participant's base salaries. We have established a grantor trust to fund our obligations under the deferred compensation plan. The trust has purchased corporate-owned life insurance to offset these obligations. Participants have an unsecured contractual commitment by us to pay the amounts due under the deferred compensation plan.

        Under the plan, we credit each participant's account with the number of units equal to the number of shares or units that the participant could purchase or receive with the amount of compensation deferred under the plan on the date we credit the participant's account, based upon the fair market value of the underlying investment on that date. We will pay the amount of compensation deferred under the plan to the participant (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the participant's election, following the participant's termination of employment or on the date or dates specified by the participant in his or her payment election. The amount we pay will be based on the number of units credited to each participant's account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a participant the amount of compensation deferred under the plan prior to the date the participant initially elected to receive payment if we determine that the employee has a demonstrated financial hardship.

        The following table shows information relating to the activity in the deferred compensation plan accounts for the NEOs during 2014:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
John W. Eaves	$58,385	$35,700	$(167,367)	$0	$3,319,701
John T. Drexler	$20,596	$15,577	$(55,575)	$0	$100,166
Paul A. Lang	$71,631	$30,720	$64,737	$(11,334)	$905,807
Kenneth D. Cochran	$19,731	$10,691	$(38,811)	$0	$641,330
Robert G. Jones	$14,712	$11,138	$3,258	$0	$956,214

(1)
Amounts shown represent credits we made under our deferred compensation plan to the named executive's account that are intended to provide the named executive with the full company matching contributions to which they would otherwise be entitled under our defined contribution plan but for certain limitations contained in the Code. We have included these amounts in the column entitled "All Other Compensation" contained in the Summary Compensation Table.

(2)
Amounts shown include the following that we have reported as compensation for 2014 in the Summary Compensation Table: Mr. Eaves — $35,700; Mr. Drexler — $15,577; Mr. Lang — $30,720; Mr. Cochran — $10,691; and Mr. Jones — $11,138.

Potential Payments Upon Termination of Employment or Change-in-Control

        We maintain certain agreements or arrangements with each of the NEOs that provide for the payment or acceleration of certain benefits in the event that such executive's employment is terminated without cause or following a change-in-control. In addition to the benefits described below, the NEOs would also be entitled to receive certain benefits under our defined benefit and contribution plans, supplemental retirement plan and non-qualified deferred compensation plan. You should see the sub-section entitled "Pension Benefits" for more information on the benefits accumulated under our defined benefit pension plan and our supplemental retirement plan that are attributable to each of the NEOs and the sub-section entitled "Non-Qualified Deferred Compensation" for more information on the aggregate balance maintained under our deferred compensation plan by each of the NEOs.

   Potential Payments Upon Termination of Employment

        We maintain change-in-control agreements with each of our executives, including the NEOs, and certain other key employees. Each of the change-in-control agreements has a term of one year that is automatically extended for successive one-year periods unless either party terminates the agreement upon at least one year notice prior to the end of any one-year term. Under the change-in-control agreements and certain other arrangements we have with the NEOs, we may be required to provide compensation in the event of a termination of employment or a change in control of the company. As a condition to each executive's entitlement to receive payments under the change-in-control agreements, the executive is required to execute a waiver of claims against us and to abide by certain non-disclosure, non-competition and non-solicitation requirements. These restrictions prohibit executives from engaging in any business that competes with any of our business operations for a period of six months following the date of termination and from soliciting for employment, hiring or retaining any of our employees for a period of one year following the date of termination.

        Voluntary termination and termination for cause —  Each of the NEOs may terminate his or her employment at any time. In addition, we may terminate the employment of the NEOs for cause at any time. Under the terms of the change-in-control agreements with each NEO, a termination is for cause if it is for any of the following reasons:

  •
  a willful and continual failure to perform his or her duties;

  •
  gross misconduct that is materially and demonstrably detrimental to us; or

  •
  the commission of a felony.

        If we terminate an executive's employment for cause or if an executive terminates his or her employment for any reason prior to a change-in-control or for other than good reason following a change-in-control, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary and unused vacation time. If we terminate an executive's employment for cause or if the executive terminates his or her employment for any reason without our consent, then all of the unexpired, unvested restricted stock, restricted stock units, performance units, stock options, performance-contingent stock or other awards granted to the executive under our stock incentive plan that remain outstanding on the date of termination shall automatically be forfeited. If we terminated each of the NEOs for cause or if each of the NEOs terminated his or her employment on December 31, 2014, then the executives would not have been entitled to receive any amounts from us.

        Termination without cause prior to a change-in-control —  Each of the NEOs may be entitled to certain benefits if we terminate the executive's employment for reasons other than cause. If we terminate an executive without cause prior to a change-in-control, then under the terms of the change-in-control agreement we will pay the executive a lump sum cash amount equal to the following:

  •
  one times (two times for Mr. Eaves) the executive's annual base salary;

  •
  12 times (18 times for Mr. Eaves) the effective monthly COBRA rate;

  •
  12 times (24 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards or our long-term cash and equity-based incentive awards;

  •
  one times the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three preceding years;

  •
  the matching contribution under our defined contribution plan and executive deferred compensation plan and the annual cash balance credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 12 months (24 months for Mr. Eaves); and

  •
  the value of any unused vacation time.

        In addition, if we terminate an executive for reasons other than for cause prior to a change-in-control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related stock option award agreements. Also, we have agreed to reimburse the NEO for the cost of financial counseling services (up to a maximum of $5,000) for a period of 12 months (24 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 12 months (24 months for Mr. Eaves).

        The following table shows the amounts each of the executives named in this proxy statement would receive if we terminated his or her employment for reasons other than for cause prior to a change-in-control on December 31, 2014:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance	$3,561,408	$1,219,145	$1,623,251	$896,236	$846,445
Healthcare coverage	$36,054	$24,036	$24,036	$14,964	$24,036
Life insurance premiums	$26,208	$4,452	$10,764	$9,684	$13,560
Incentive awards(1)	$2,732,650	$1,183,133	$1,696,950	$773,700	$817,500
Retirement benefits	$616,385	$135,028	$230,264	$121,533	$139,971
Financial counseling and outplacement services	$30,000	$20,000	$20,000	$20,000	$20,000
Accrued salary and accrued vacation	$0	$0	$0	$0	$0
Acceleration of equity awards:
Restricted stock units and restricted stock	$453,179	$190,559	$287,830	$148,396	$140,497
Performance shares	$145,739	$61,652	$86,488	$48,046	$45,395
Stock options	$0	$0	$0	$0	$0

Total	$7,601,623	$2,838,005	$3,979,583	$2,032,559	$2,047,404

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards or our long-term cash and equity-based incentive awards, we have assumed that we achieved target levels of performance under those awards.

        Termination in connection with a change-in-control —  Each of the NEOs may be entitled to certain benefits if we terminate the executive's employment for reasons other than cause following a change-in-control or if the executive terminates his or her employment for good reason during the two years following a change-in-control. Under the terms of the change-in-control agreements with the NEOs, a termination is for good reason if it is for any of the following reasons:

  •
  a material diminution in position, title, duties, responsibilities or authority;

  •
  a reduction in base salary or a failure to increase base salary by a percentage that is similar to the average percentage increase in base salary for other officers;

  •
  (i) the discontinuation of an incentive, retirement, stock ownership or health and welfare plan, (ii) the adoption of changes to those plans that would adversely affect participation or materially reduce benefits or (iii) the reduction of incentive compensation levels;

  •
  the relocation of our executive offices outside the St. Louis metropolitan area or the failure to pay relocation expenses, including the amount of any loss on the sale of a personal residence;

  •
  a material breach of the change-in-control agreement; or

  •
  a failure to require a successor to assume the change-in-control agreement.

        Under the terms of the change-in-control agreements with each NEO, a change-in-control means any of the following:

  •
  a consolidation, merger or similar transaction in which we do not survive or in which shares of our common stock are converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain substantially the same proportionate ownership of the common stock of the surviving entity immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  the approval by our stockholders of a plan of liquidation or dissolution; or

  •
  the failure of our directors to constitute a majority of our board of directors at any time during any two consecutive years.

        If we terminate an executive for reasons other than for cause following a change-in-control or if the executive terminates his or her employment for good reason during the two years following a change-in-control, then under the terms of the change-in-control agreement, we will pay the executive a lump sum cash amount equal to the following:

  •
  two times (three times for Mr. Eaves) the executive's highest annual base salary during the preceding three years;

  •
  18 times the effective monthly COBRA rate;

  •
  24 times (36 times for Mr. Eaves) the applicable monthly life insurance premium rate;

  •
  the full amount of any long-term cash awards and a pro-rata portion of any amounts to which the executive would be entitled under our annual cash incentive awards;

  •
  two times (three times for Mr. Eaves) the higher of the executive's annual cash incentive award for the most recent year or the average annual cash incentive award for the three years preceding the date of termination;

  •
  the matching contribution under our defined contribution plan and non-qualified executive deferred compensation plan and the annual credit amounts under our defined benefit plans as if the executive continued to participate in those plans for a period of 24 months (36 months for Mr. Eaves); and

  •
  the value of any unused vacation time.

        In addition to the foregoing, if we terminate an executive for reasons other than for cause following a change-in-control, all unexpired stock options held by the executive on the date of termination will immediately vest and become exercisable by the executive in accordance with the terms of our stock incentive plan and related equity award agreements. Also, we have agreed to reimburse each NEO for the cost of financial counseling services (up to a maximum of $5,000) for a period of 24 months (36 months for Mr. Eaves), and the cost of reasonable outplacement services for a period of 24 months (36 months for Mr. Eaves).

        The following table shows the amounts each NEO would receive if we terminated their employment on December 31, 2014 for reasons other than for cause following a change-in-control or if each of the executives named in this proxy statement terminated his or her employment on December 31, 2014 for good reason following a change-in-control:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance	$7,759,224	$2,438,290	$3,246,502	$1,792,472	$1,692,890
Healthcare coverage	$36,054	$36,054	$36,054	$22,446	$36,054
Life insurance premiums	$39,312	$8,904	$21,528	$19,368	$27,120
Incentive awards(1)	$975,000	$420,000	$573,750	$270,000	$255,000
Retirement benefits	$885,865	$236,657	$405,480	$217,384	$256,758
Financial counseling and outplacement services	$40,000	$30,000	$30,000	$30,000	$30,000
Accrued salary and accrued vacation	$0	$0	$0	$0	$0
Acceleration of equity awards:
Restricted stock units and restricted stock	$952,923	$400,322	$592,473	$318,264	$295,035
Performance shares	$518,603	$219,385	$307,762	$170,969	$161,535
Stock options(2)	$0	$0	$0	$0	$0

Total	$11,206,981	$3,789,612	$5,213,549	$2,840,903	$2,754,392

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards. Payouts under performance units would be triggered upon a change-in-control and, accordingly, we have not included those payouts in the table above. Instead, payouts under performance units have been included in the table below under the heading "Potential Payments Upon Change-in-Control."

(2)
All outstanding options become fully exercisable upon a change-in-control and, accordingly, have not been included in the table above. Instead, the value has been included in the table below under the heading "Potential Payments Upon Change-in-Control."

        Retirement, death and disability —  In the event an NEO's employment is terminated as a result of his or her retirement, death or disability, then we will pay the executive an amount equal to the executive's accrued and unpaid base salary, unused vacation time and all other amounts, including payouts under our annual cash incentive awards, that the executive has earned but which have not yet been paid. If an executive's employment is terminated as a result of his or her retirement, all unvested stock options will continue to vest on schedule, and all stock options must be exercised before the earlier of (i) five years from the vesting date or (ii) the expiration date. If an executive's employment is terminated as a result of death or disability, all vested stock options must be exercised within one year of separation, and all unvested stock options will continue to vest on schedule and must be exercised within one year of the vesting date. In the event of retirement, death or disability, any restricted stock, restricted stock units, performance units, performance-contingent phantom stock or other awards granted to the executive during or after 2014 under our stock incentive plan that remain outstanding on the date of termination may be retained on a prorated basis and will continue to vest on schedule. Any unvested restricted stock, restricted stock units, performance units, performance-contingent shares or other awards granted to the executive prior to 2014 under our stock incentive plan that remain outstanding on the date of termination are forfeited.

        The following table shows the amounts each NEO would receive if the employment of the executive terminated on December 31, 2014 as a result of his or her retirement, death or disability:

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance
Healthcare coverage
Life insurance premiums
Incentive awards(1)	$975,000	$420,000	$573,750	$270,000	$255,000
Retirement benefits
Financial counseling and outplacement services
Accrued salary and accrued vacation
Acceleration of equity awards:
Restricted stock units and restricted stock	$453,179	$190,559	$287,830	$148,396	$140,497
Performance shares	$145,739	$61,652	$86,488	$48,046	$45,395
Stock options	$0	$0	$0	$0	$0

Total	$1,573,918	$672,211	$948,068	$466,442	$440,892

(1)
For purposes of estimating the amounts payable by us under our annual cash incentive awards, we have assumed that we achieved target levels of performance under those awards.

  Potential Payments Upon Change-in-Control

        Under the terms of our stock incentive plan and the agreements governing the various awards outstanding at December 31, 2014, each NEO would be entitled to certain benefits in the event a change in control occurs. Under the terms of our stock incentive plan, all outstanding stock options will become fully exercisable and will remain exercisable for the original term of the options, all outstanding restricted stock and restricted stock units will become fully vested and be distributed to the executive, and all of the performance units and performance-contingent shares will be paid out in the event a change in control occurs.

        Under the terms of the stock incentive plan, a change in control means any change in control that would be required to be reported as such with the Securities and Exchange Commission, including without limitation any of the following:

  •
  a consolidation or merger in which we do not survive or in which shares of our common stock are converted to cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger maintain more than 50% of the ownership of common stock of the surviving corporation immediately after the merger;

  •
  the sale, lease, exchange or other transfer of all or substantially all of our assets;

  •
  the adoption by our board of directors of a plan of liquidation or dissolution; or

  •
  the acquisition by any person of more than 20% of our outstanding common stock.

        The following table shows the amounts each NEO would receive if we had undergone a change-in-control on December 31, 2014.

	John W. Eaves	John T. Drexler	Paul A. Lang	Kenneth D. Cochran	Robert G. Jones
Cash payments:
Cash severance
Healthcare coverage
Life insurance premiums
Incentive awards(1)	$5,475,300	$2,351,300	$3,446,400	$1,662,400	$1,732,500
Retirement benefits
Financial counseling and outplacement services
Accrued salary and accrued vacation
Acceleration of equity awards:
Restricted stock units and restricted stock(2)	$952,923	$400,322	$592,473	$318,264	$295,035
Performance shares(2)	$518,603	$219,385	$307,762	$170,969	$161,535
Stock options	$0	$0	$0	$0	$0

Total	$6,946,826	$2,971,007	$4,346,635	$2,151,633	$2,189,070

(1)
For purposes of estimating the amounts payable by us under performance unit awards, we have assumed that we achieved maximum levels of performance under those awards.

(2)
For purposes of estimating the amounts payable under the stock incentive plan in the event of a change-in-control, we have calculated the value of accelerated vesting of restricted stock units and restricted stock by multiplying the number of shares underlying unvested restricted stock units and target performance shares outstanding at December 31, 2014 by the closing price of our common stock on December 31, 2014.

DIRECTOR COMPENSATION

        Our director compensation program is designed to compensate our non-employee directors for the amount of work required for a company of our size and scope and to align the interests of our non-employee directors with the long-term interests of our stockholders.

        The Personnel and Compensation Committee annually reviews the compensation structure and amounts for our non-employee directors. Our human resources department supports the Personnel and Compensation Committee by researching the structures and amounts of compensation programs sponsored by other similarly-sized public companies and compiling the results of that research for the Personnel and Compensation Committee. From time to time, the Personnel and Compensation Committee may engage a compensation consultant to provide survey or proxy data on the structure and amount of director compensation for other companies.

        Compensation.    Our Board adopted the following compensation structure for our non-employee directors for 2014.

Annual retainer	$100,000
Additional retainer — Independent Chairman	$100,000
Additional retainer — Lead Director (if no Independent Chairman)	$30,000
Additional retainer — Chairman of the Audit Committee	$30,000
Additional retainer — Chairman of P & C Committee	$15,000
Additional retainer — Chairman of other committees	$15,000
Additional committee retainer fee — Audit Committee	$15,000
Additional committee retainer fee — all other committees	$10,000
New director fee	$60,000	(1)
Restricted Stock Units	$110,000	(2)

(1)
Non-employee directors must defer 100% of the new director fee into a hypothetical investment in Arch Coal common stock pursuant to a deferred compensation plan for non-employee directors described below.

(2)
Total number of RSUs equal to $110,000 divided by the Company's average closing price for the 20 days prior to the grant date. RSUs vest one year after grant date.

        Prior to 2014, compensation was paid to members of the Board on a quarterly basis (except for the Restricted Stock Unit portion of the compensation, which was awarded annually). In connection with the new compensation structure outlined above, the Board approved compensation to be paid annually to members of the Board beginning on April 24, 2014 to coincide with the Company's annual meeting of stockholders. As a result, for the calendar year 2014, Board members were paid (i) a pro-rated amount for the time period beginning January 1, 2014 and ending April 23, 2014, and (ii) the amounts listed above for the time period beginning on April 24, 2014 and ending on the date immediately preceding the Company's 2015 annual meeting of stockholders.

        Mr. Eaves and Mr. Lang, both of whom are employees, do not receive separate retainers or attendance fees for their services as directors, and their compensation is discussed under "Executive Compensation" above. In addition, Mr. Leer, the former Chief Executive Officer of the Company, retired from the Board and as Chairman of the Board on April 24, 2014. The Company had agreed to pay Mr. Leer for his continuing service as our Chairman an annual base salary of $400,000 until his retirement from the Board, and permitted him to retain any then outstanding long-term incentive program awards granted to him while he was an employee of the Company.

        Deferred Compensation Plan.    Our Board has adopted a deferred compensation plan for non-employee directors. Under the plan, non-employee directors may choose to defer receipt of any or all of the compensation paid to them in a cash account that mirrors the gains and/or losses of a number of different investment funds, one of which is a hypothetical investment in shares of our common stock. We credit each non-employee director's account with the number of units equal to the number of shares or units that the non-employee director could purchase or receive with the amount of compensation deferred under the plan on the date we credit the non-employee director's account, based upon the fair market value of the underlying investment on that date.

        When a director terminates his or her service as a director, we will pay the amount of compensation deferred under the plan to the director (or to his or her designated beneficiary in the event of death) in annual installments or in a lump sum, at the director's election. The amount we pay will be based on the number of units credited to each director's account, valued on the basis of the fair market value of an equivalent number of shares or units of the underlying investment on the date payment occurs. We may also pay a director the amount of compensation deferred under the plan prior to the termination of a director's service as a director if the Board determines that the director has a demonstrated financial hardship.

        Other Compensation Arrangements.    In addition to the compensation elements described above, we sponsor a director matching gift program. Under our matching gift program, we donate $2.00 for each dollar contributed by a director to accredited institutions of higher education up to a maximum of $6,000 each year. We have included the matching gifts paid on behalf of each of our non-employee directors for 2014 in the table below. Upon a director's retirement or other departure from the Board, the Board may approve a one-time donation to a charitable institution in the name of such director for recognition of that director's service and dedication to the Board.

        We also reimburse each director for their travel expenses incurred in connection with attendance at Board and committee meetings and other matters related to service on the Board and for the costs of attending continuing education seminars, and pay the premiums for directors' liability insurance and travel accident insurance for each director. These amounts are not included in the table below since they are deemed to be business-related payments and not perquisites. We do not maintain a directors' retirement plan, and non-employee directors do not participate in our health, welfare or benefit plans.

        Stock Ownership Guidelines.    In order to align the interests of our non-employee directors with the long-term interests of our stockholders, the Board has adopted stock ownership guidelines for non-employee directors. Each newly elected non-employee director is expected to satisfy this goal within five years of becoming a director.

        In 2014 the Board approved a change in the stock ownership guidelines for non-employee directors. The guidelines now establish a requirement for each of our non-employee directors to own a number of shares of our common stock equal in value to three times the value of the annual retainer. Each non-employee director's ownership will be reviewed annually, and each share of common stock held by a non-employee director will be valued at the Company's average closing price for the 90 days prior to the measurement date. In addition, the Board adopted a policy stating that in the event that a non-employee director does not meet the applicable guideline at any time after the initial five-year period, the director is required to hold a minimum of 67% of the net shares resulting from any future vesting of restricted stock or restricted stock units until the guideline is met. As of the date hereof, each non-employee director is in compliance with, or is in the process of compliance with (pursuant to the initial five-year grace period), the revised ownership guidelines.

        Please see the table under the heading "Security Ownership of Directors and Executive Officers" for more information about the beneficial ownership of our Common Stock by our non-employee directors.

        The following table sets forth compensation paid to each director (other than Mr. Eaves and Mr. Lang) who served on the Board during the calendar year 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David D. Freudenthal	176,794	99,434	—	—	—	276,228
Patricia F. Godley	178,342	99,434	—	—	—	277,776
Paul T. Hanrahan	202,987	99,434	—	—	6,000	308,421
Douglas H. Hunt	157,151	99,434	—	—	—	256,585
J. Thomas Jones	172,151	99,434	—	—	—	271,585
Steven F. Leer	228,082	—	1,919,531	303,175	54,151	2,504,939
George C. Morris III	163,699	99,434	—	—	—	263,133
Theodore D. Sands	189,890	99,434	—	—	6,000	295,324
Wesley M. Taylor	276,082	99,434	—	—	—	375,516
Peter I. Wold	163,699	99,434	—	—	4,000	267,133

(1)
Amounts shown include amounts that the directors elected to defer, on a discretionary basis, pursuant to our deferred compensation plan for non-employee directors described above. As described above, amounts include payments for (i) the time period beginning January 1, 2014 and ending April 23, 2014, and (ii) the time period beginning on April 24, 2014 and ending on the date immediately preceding the Company's 2015 annual meeting of stockholders.

(2)
Amounts shown reflect restricted stock units granted under the Company's Omnibus Incentive Plan as payment of the restricted stock unit portion of the non-employee director annual retainer, reported at grant date fair value on the date of grant, as determined under FASB ASC Topic 718. The grant date for all non-employee directors was April 24, 2014. Each restricted stock unit grant vests one year after the date of grant.

(3)
Reflects payout of performance unit awards granted to Mr. Leer in 2012 when he was employed as Chief Executive Officer of the Company for the 2012-2014 performance period under the Company's long-term incentive program.

(4)
Amounts shown represent the changes in the actuarial present value of the accumulated benefits under our defined benefit pension plans, including our supplemental retirement plan, computed in accordance with FASB ASC Topic 715 (formerly referred to as Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions). The present value of accumulated benefits is subject to certain actuarial assumptions described in Note 20, Employee Benefit

  Plans, to our consolidated financial statements for the year ended December 31, 2014 and under the heading "Employee Benefit Plans" in the section entitled "Critical Accounting Policies" included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(5)
Amounts shown for all directors other than Mr. Leer represent contributions under our director matching gift program. Amounts shown for Mr. Leer represent the following:

Matching Contribution to Plan:	$13,962
Credits Under Deferred Compensation Plan:	18,029
Dividends/Dividend Equivalents:	0
Financial Planning Services:	12,820
Club Membership Dues:	3,340
Director Matching Gift Program:	6,000

 PERSONNEL AND COMPENSATION COMMITTEE REPORT

        The Personnel and Compensation Committee is comprised entirely of independent directors and has the responsibility for reviewing and recommending changes in our executive compensation policies and programs to the board of directors. The committee also reviews and makes recommendations for all compensation payments to our chief executive officer and other executives, which are approved by the board of directors as a whole.

        The Personnel and Compensation Committee has reviewed and met with management to discuss the disclosures contained in the section of this proxy statement entitled "Executive Compensation — Compensation Discussion and Analysis." Based on that review and discussions with management, the Personnel and Compensation Committee recommended to the board of directors, and the board of directors approved, including the disclosures contained in the section entitled "Compensation Discussion and Analysis" in this proxy statement and, by incorporating that section by reference, in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

                      PERSONNEL AND COMPENSATION COMMITTEE

                      J. Thomas Jones, Chairman
                      Gov. David D. Freudenthal
                      Patricia F. Godley
                      Douglas H. Hunt
                      Theodore D. Sands

 AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process, including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

        In this context, the Audit Committee has reviewed the Company's audited consolidated financial statements and has met with and held discussions with management, our internal auditors and with Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss those financial statements and related matters. The Audit Committee reviewed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met, at least quarterly, with the auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also reviewed with the independent auditors their judgment as to the quality and the appropriateness of the Company's accounting principles and financial controls and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter prescribed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee considered whether the performance by Ernst & Young LLP of non-audit services was compatible with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, including the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee has retained Ernst & Young LLP as the Company's independent registered public accounting firm for 2015.

        While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

                      AUDIT COMMITTEE

                      Paul T. Hanrahan, Chairman
                      George C. Morris III
                      Wesley M. Taylor
                      Peter I. Wold

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2014, regarding the number of shares of Company common stock that may be issued under the Company's equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	11,401,504	$19.84	7,282,422
Equity compensation plans not approved by security holders	0	$0	0

Total	11,401,504	$19.84	7,282,422

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of February 26, 2015, information concerning the beneficial ownership of our common stock by each director, each of the executives named in this proxy statement and all current directors and executive officers as a group. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table below has both sole voting and investment power with respect to the shares included in the table, except as described in the footnotes below:

Name of Beneficial Owner	Number of Actual Shares Owned Directly or Indirectly(1)	Options Exercisable Within 60 Days(2)	Amount and Nature of Beneficial Ownership	Percent of Class	Other Stock-Based Items(3)	Total Stock-Based Ownership
John W. Eaves, President, Chief Executive Officer and Director	315,712	936,250	1,251,962	*	1,114,325	2,366,287
David D. Freudenthal, Director	0	0	0	*	55,218	55,218
Patricia F. Godley, Director	1,000	0	1,000	*	134,211	135,211
Paul T. Hanrahan, Director	5,000	0	5,000	*	67,827	72,827
Douglas H. Hunt, Director	60,000	0	60,000	*	156,129	216,129
J. Thomas Jones, Director	0	0	0	*	88,661	88,661
Paul A. Lang, Executive Vice President, Chief Operating Officer and Director	99,416	543,884	643,300	*	645,650	1,288,950
George C. Morris III, Director	19,053	0	19,053	*	74,801	93,854
James A. Sabala, Director	0	0	0	*	0	0
Theodore D. Sands, Director	51,000	0	51,000	*	89,718	140,718
Wesley M. Taylor, Director	16,588	0	16,588	*	75,378	91,966
Peter I. Wold, Director	11,500	0	11,500	*	100,820	112,320
Kenneth D. Cochran, Senior Vice President — Operations	19,263	160,451	179,714	*	385,036	564,750
John T. Drexler, Senior Vice President and Chief Financial Officer	41,217	380,800	422,017	*	470,808	892,825
Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary	69,736	348,567	418,303	*	325,350	743,653
All of our directors and executive officers as a group (19 persons)	751,137	2,805,471	3,556,608	1.7%	4,506,897	8,063,505

*
Less than one percent of the outstanding shares.

(1)
Includes, for executive officers, shares of restricted stock, shares of our common stock that the executives have elected to defer under our deferred compensation plan for executive officers and indirect interests in shares of our common stock held under our defined contribution plan.

(2)
Represents shares of our common stock that could be acquired by exercising stock options through April 27, 2015.

(3)
Includes, for directors, unvested restricted stock units, indirect interests in shares of our common stock held under our deferred compensation plan for non-employee directors. Includes, for executive officers, unvested restricted stock units and unvested performance shares awarded to executives under our equity-based compensation plans and indirect interests in shares of our common stock held under our deferred compensation plan for executive officers. While restricted stock units and indirect interests in shares of our common stock under our deferred compensation plans may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows all persons or entities that we know were "beneficial owners" of more than five percent of our common stock on February 26, 2015.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock Inc.(2) 55 East 52nd Street New York, NY 10022	18,907,540	8.9%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	15,013,537	7.1%
State Street Corporation(4) State Street Financial Center One Lincoln Street Boston, MA 02111	12,350,727	5.8%
Schneider Capital Management Corporation(5) 460 E. Swedesford Rd., Suite 2000 Wayne, PA 19087	8,644,844	4.1%

(1)
Based on 212,304,890 shares of common stock outstanding as of February 26, 2014.

(2)
Based on its filings with the Securities and Exchange Commission, BlackRock, Inc. has sole voting power over 18,299,705 shares of our common stock and sole dispositive power over 18,907,540 shares of our common stock.

(3)
Based on its filings with the Securities and Exchange Commission, The Vanguard Group has the sole voting power over 320,015 shares of our common stock, sole dispositive power over 14,714,922 shares of our common stock and shared dispositive power over 298,615 shares of our common stock.

(4)
Based on its filings with the Securities and Exchange Commission, State Street Corporation has the shared voting power over 12,350,727 shares of our common stock and shared dispositive power over 12,350,727 shares of our common stock.

(5)
Based on its filings with the Securities and Exchange Commission, Schneider Capital Management Corporation has the sole voting power over 2,534,744 shares of our common stock and sole dispositive power over 8,644,844 shares of our common stock.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially holding more than ten percent of our common stock to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. The Securities and Exchange Commission has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such reports of our directors and executive officers were filed on a timely basis.

 STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

        If you wish to submit proposals for possible inclusion in our 2016 proxy materials, we must receive them at our principal executive offices no later than the close of business on November [    ], 2015. Proposals should be addressed to Robert G. Jones, Senior Vice President — Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. If you wish to include a nominee for director in our 2016 proxy statement pursuant to the proxy access provisions of our bylaws, and you meet the qualifications set forth in our bylaws, your notice must be delivered not earlier than [                            ] and not later than [                            ]. If you wish to nominate directors and/or propose proper business from the floor for consideration at the 2016 annual meeting of stockholders, our bylaws provide that:

  •
  you must notify our secretary in writing;

  •
  your notice must have been received at our headquarters not earlier than January 24, 2016 and not later than February 13, 2016; and

  •
  your notice must contain the specific information required in our bylaws.

        We will send copies of these requirements to any stockholder who writes to us requesting this information. Please note that these three requirements apply only to matters that you wish to bring before your fellow stockholders at the 2016 annual meeting of stockholders without submitting them for possible inclusion in our 2016 proxy materials.

 INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To Be Held on April 23, 2015

        The notice of annual meeting, proxy statement and our 2014 annual report may be viewed online under "Annual Reports" in the Investors section of our website at
http://investor.archcoal.com/annuals.cfm. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of stockholders, as well as the items to be voted on by stockholders at the annual meeting, in the section of this proxy statement entitled "Proxy and Voting Information." There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.

        If you are a stockholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at amstock.com and selecting "Shareholder Account Access." If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

PROXY SOLICITATION

        We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse brokerage firms, banks and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

        Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. We have engaged D.F. King & Co. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $10,000 plus their out-of-pocket expenses. It is contemplated that brokerage firms, banks, custodians, fiduciaries and other nominees will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable expenses incurred.

By Order of the Board of Directors,

Robert G. Jones Senior Vice President — Law, General Counsel and Secretary
March [ ], 2015

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ARCH COAL, INC.

        ARCH COAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That a resolution was adopted by the Board of Directors of the Corporation duly setting forth the proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Corporation's Restated Certificate of Incorporation shall be amended to add the following ARTICLE THIRTEENTH:

THIRTEENTH: Effective as of 7:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each five (5) shares of Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to each holder of such a fractional share a sum in cash equal to such fraction multiplied by the volume weighted average price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the trading day on which the Effective Time occurs. Each certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate immediately prior to the Effective Time shall have been reclassified as a result of this combination and conversion (as well as the right to receive cash in lieu of any fractional shares of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Common Stock immediately prior to the Effective Time shall receive, upon (i) surrender of such certificate or (ii) notification by such holder to the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execution by such holder of an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate immediately prior to the Effective Time shall have been reclassified as a result of this combination and conversion, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled as set forth above.

A-1

SECOND:	Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held on April 23, 2015, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.
THIRD:
That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall become effective as of 7:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on this        day of                    , 2015.

ARCH COAL, INC.
By:
	Name:	John W. Eaves
	Title:	President and Chief Executive Officer

A-2

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
ARCH COAL, INC.

        ARCH COAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That a resolution was adopted by the Board of Directors of the Corporation duly setting forth the proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of the Corporation for approval and adoption. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Corporation's Restated Certificate of Incorporation shall be amended to add the following ARTICLE THIRTEENTH:

THIRTEENTH: Effective as of 7:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time"), each ten (10) shares of Common Stock then issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock; provided, however, that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to each holder of such a fractional share a sum in cash equal to such fraction multiplied by the volume weighted average price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the trading day on which the Effective Time occurs. Each certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate immediately prior to the Effective Time shall have been reclassified as a result of this combination and conversion (as well as the right to receive cash in lieu of any fractional shares of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Common Stock immediately prior to the Effective Time shall receive, upon (i) surrender of such certificate or (ii) notification by such holder to the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and execution by such holder of an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate immediately prior to the Effective Time shall have been reclassified as a result of this combination and conversion, as well as any cash in lieu of fractional shares of Common Stock to which such holder may be entitled as set forth above.

B-1

SECOND:	Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held on April 23, 2015, upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment.
THIRD:
That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall become effective as of 7:00 p.m., Eastern time, on the date this Certificate of Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on this                day of                        , 2015.

ARCH COAL, INC.
By:
	Name:	John W. Eaves
	Title:	President and Chief Executive Officer

B-2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M83801-P59176-Z64723 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain ! For Against Abstain ARCH COAL, INC. ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MO 63141 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on April 22, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you received proxy materials in the mail and would like to reduce the costs incurred by Arch Coal, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on April 22, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Arch Coal, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on April 23, 2015. SHAREHOlDER MEETING REGISTRATION: To attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com. If you do not have access to the Internet, you can register to attend the meeting by phone at 1-866-232-3037. NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof. ARcH cOAl, INc. 1. Election of Directors. Nominees: The Board of Directors recommends a vote "FOR" all nominees listed in proposal 1: The Board of Directors recommends a vote "FOR" proposals 2-4: The Board of Directors recommends a vote "AGAINST" Stockholder proposal 5: The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on February 27, 2015 as the record date for determining stockholders of the Company entitled to receive notice of and vote at the meeting. 2. Advisory approval of the Company's named executive officer compensation. 5. Stockholder proposal: Proxy access provision 3. Ratification of the appointment of Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015. 4. Authorize the Board of Directors of the Company to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of common stock of Arch Coal, Inc. at a reverse stock split ratio of either 1-for-5 or 1-for-10, as determined by the Board of Directors and approve a corresponding amendment to the Company's Restated Certificate of Incorporation, subject to the Board of Director's authority to abandon such amendment. 1a. Governor David D. Freudenthal 1b. Patricia F. Godley 1c. James A. Sabala 1d. Wesley M. Taylor 1e. Peter I. Wold For address changes and/or comments, please check this box and write them on the back where indicated.

M83802-P59176-Z64723 Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 23, 2015: The 2015 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. Address changes/comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 17, 2015 and accompanying Proxy Statement, and hereby appoints John W. Eaves and Robert G. Jones and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of Arch Coal, Inc., a Delaware corporation, that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders to be held on April 23, 2015, at 10:00 AM, Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting. This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR each of the director nominees listed in proposal 1, FOR proposals 2-4 and AGAINST proposal 5. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder. One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 THIS PROXY IS SOlIcITED ON BEHAlF OF THE BOARD OF DIREcTORS FOR THE ANNuAl MEETING OF STOcKHOlDERS TO BE HElD APRIl 23, 2015 AT 10:00 AM, cENTRAl TIME